UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
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Filed by a party other than the Registrant ☐
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☐   Preliminary Proxy Statement
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☒   Definitive Proxy Statement
☐  Definitive Additional Materials
☐   Soliciting Material under §240.14a-12

CAPITOL FEDERAL FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒  No fee required
☐  Fee paid previously with preliminary materials
☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

    December 18, 2025

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Capitol Federal Financial, Inc.®, we cordially invite you to attend our annual meeting of stockholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 27, 2026, at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 S.W. Jewell Avenue, Topeka, Kansas.
Regardless of whether you plan to attend the annual meeting, please read the enclosed proxy statement and then vote by the Internet, telephone or mail as promptly as possible. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.
This year we are using a Securities and Exchange Commission rule to furnish our proxy statement, Annual Report and proxy card over the Internet to stockholders. This means that stockholders will not receive paper copies of these documents. Instead, stockholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. This rule enables us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting. If you would like to receive a copy of the printed materials, the notice contains instructions on how you can request copies of these documents.
Your Board of Directors and management are committed to the success of Capitol Federal Financial, Inc. and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.
Very truly yours,

/s/ John B. Dicus

JOHN B. DICUS Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 27, 2026

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Capitol Federal Financial, Inc.® will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 27, 2026
PLACE	Bradbury Thompson Alumni Center Washburn University Campus 1701 S.W. Jewell Avenue Topeka, Kansas
ITEMS OF BUSINESS	(1)	The election of two directors.
	(2)	An advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement.
	(3)	The approval of the Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan.
	(4)	The ratification of the appointment of KPMG LLP as Capitol Federal Financial, Inc.'s independent registered public accounting firm for the fiscal year ending September 30, 2026.
RECORD DATE	Holders of record of Capitol Federal Financial, Inc. common stock at the close of business on December 5, 2025 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
PROXY VOTING

It is important that your shares be represented and voted at the annual meeting. Regardless of whether you plan to attend the annual meeting, please read the accompanying proxy statement and then vote by the Internet, telephone or mail as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John B. Dicus

JOHN B. DICUS Chairman of the Board, President and Chief Executive Officer

Topeka, Kansas
December 18, 2025

CAPITOL FEDERAL FINANCIAL, INC.®
700 S. Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341
_______________________________

PROXY STATEMENT
_______________________________

INTRODUCTION

The Capitol Federal Financial, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of the Company's common stock for use at the Company's upcoming annual meeting of stockholders. The annual meeting of stockholders will be held at 10:00 a.m. local time on Tuesday, January 27, 2026 at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 S.W. Jewell Avenue, Topeka, Kansas.
At the meeting, stockholders will be asked to vote on four proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial, Inc. is referred to in this proxy statement from time to time as the "Company," "we," "us" or "our." Certain of the information in this proxy statement relates to Capitol Federal Savings Bank ("Capitol Federal Savings" or the "Bank"), a wholly owned subsidiary of the Company.
On December 21, 2010, the Company completed its conversion (the "Conversion") from the mutual holding company structure and related public stock offering and became a stock form holding company that is 100% owned by public stockholders. As a result of the Conversion, the Company, a newly formed Maryland corporation, became the holding company for Capitol Federal Savings, and Capitol Federal Financial (formerly the mid-tier holding company of Capitol Federal Savings) and Capitol Federal Savings Bank MHC (a mutual holding company that owned a majority of the stock of Capitol Federal Financial) have ceased to exist. All outstanding shares of Capitol Federal Financial common stock (other than those owned by Capitol Federal Savings Bank MHC, which have been cancelled) were converted into the right to receive 2.2637 shares of Company common stock. References in this proxy statement to the Company prior to the date of the Conversion refer to Capitol Federal Financial.
We have decided to use the "Notice and Access" rule adopted by the Securities and Exchange Commission (the "SEC") to provide access to our proxy materials over the Internet instead of mailing a printed copy of the proxy materials to each stockholder. As a result, on or about December 18, 2025, we mailed to all stockholders only a "Notice of Internet Availability of Proxy Materials" that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice of Internet Availability of Proxy Materials.
By submitting your proxy, either by executing and returning the proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.
This proxy statement and the accompanying materials are first being made available to stockholders on or about December 18, 2025.
Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy by the Internet, telephone or mail as promptly as possible.

INFORMATION ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of two directors of the Company.
Proposal 2.	An advisory (non-binding) vote on executive compensation as disclosed in this proxy statement.
Proposal 3.	The approval of the Capitol Federal Financial, Inc., 2026 Omnibus Incentive Plan.
Proposal 4.	The ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026.
Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote "FOR" the election of the director nominees named in this proxy statement, "FOR" the advisory vote on executive compensation, "FOR" the approval of the Company's 2026 Omnibus Incentive Plan, and "FOR" the ratification of the appointment of KPMG .
Who is entitled to vote?
The record date for the meeting is December 5, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company's common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting; provided, however, that pursuant to Section D of Article 5 of the Company's charter, no person who beneficially owns more than 10% of the shares of the Company's common stock outstanding as of that date may vote shares in excess of this amount. At the close of business on the record date there were 131,438,305 shares of common stock outstanding.
What if my shares are held in "street name" by a broker?
If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote your shares with respect to any "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. It is expected that the ratification of the appointment of KPMG will be considered a discretionary item and that all other matters being voted upon will be considered non-discretionary items.
What if my shares are held in the Company's employee stock ownership plan?
We maintain an employee stock ownership plan, which beneficially owned approximately 5.1% of the outstanding shares of the Company's common stock as of the record date. Employees of the Company and Capitol Federal Savings participate in the employee stock ownership plan. Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes and completes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant's account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.
How many shares must be present to hold the meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of the Company's common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What if a quorum is not present at the meeting?
If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.
How do I vote?
1. You may vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.
2. You may vote by telephone. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.
3. You may vote on the Internet. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.
4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the Company's common stock on December 5, 2025, the record date for voting at the annual meeting.
Can I vote by telephone or on the Internet if I am not a registered stockholder?
If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.
Can I change my vote after I submit my proxy?
If you are a registered stockholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:
•signing another proxy with a later date;
•voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
•giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or
•voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?
If you are a registered stockholder and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:
•FOR the election of the director nominees named in this proxy statement;
•FOR the advisory vote on executive compensation;
•FOR the approval of the Company's 2026 Omnibus Incentive Plan; and
•FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026.

Will any other business be conducted at the annual meeting?
The Board of Directors knows of no other business that will be conducted at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
How many votes are required to approve the proposals?
The Company's bylaws provide that in all elections of directors at meetings of stockholders, other than contested elections, each director is elected by a majority of the votes cast with respect to such director. This means that in order to be elected, the number of votes cast FOR a director nominee's election must exceed the number of votes cast AGAINST such director nominee's election. In a contested election, which is one where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. The election of directors at the annual meeting will not be a contested election. Therefore, directors will be elected at the annual meeting under the majority voting standard described above.
The advisory vote on executive compensation, the approval of the Company's 2026 Omnibus Incentive Plan, and the ratification of the appointment of KPMG as the Company's independent registered public accounting firm each requires the affirmative vote of the majority of votes cast on the matter.
How will abstentions be treated?
If you abstain from voting for the election of any director nominee or from voting on the advisory vote on executive compensation, the approval of the Company's 2026 Omnibus Incentive Plan or the ratification of the appointment of KPMG as the Company's independent registered public accounting firm, your shares will not be counted as votes cast with respect to the election of that nominee or those three proposals and will have no effect on the election of that nominee or on those three proposals.
How will broker non-votes be treated?
Broker non-votes will have no effect on the election of directors or on any other proposal. Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum.

STOCK OWNERSHIP
The following table presents information regarding the beneficial ownership of the Company's common stock, as of December 5, 2025, by:
•each beneficial owner of more than 5% of the outstanding shares of the Company's common stock known to the Company;
•each director of the Company and nominee for election;
•each executive officer of the Company named in the "Summary Compensation Table" appearing below; and
•all of the executive officers, directors and director nominees as a group.
Except as indicated below, the address of each of the beneficial owners is the same address as that of the Company. An asterisk (*) in the table indicates that the individual beneficially owns less than one percent of the outstanding common stock of the Company. Beneficial ownership is determined in accordance with the SEC's rules. As of December 5, 2025, there were 131,438,305 shares of the Company's common stock outstanding.

			Percent of
	Beneficial		Common Stock
Name of Beneficial Owner	Ownership (1)(11)		Outstanding
Greater than Five Percent Beneficial Owners
BlackRock, Inc.	17,580,461	(2)	13.4%
50 Hudson Yards
New York, New York 10001

The Vanguard Group	13,249,386	(3)	10.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

American Century Companies, Inc. et al.	8,878,745	(4)	6.8%
4500 Main Street, 9th Floor
Kansas City, Missouri 64111

Capitol Federal Financial, Inc. Employee Stock Ownership Plan	6,706,237	(5)	5.1%

Dimensional Fund Advisors	6,647,265	(6)	5.1%
6300 Bee Cave Road, Building One
Austin, Texas 78746

T. Rowe Price Investment Management, Inc.	6,593,678	(7)	5.0%
1307 Point Street
Baltimore, Maryland 21231

			Percent of
	Beneficial		Common Stock
Name of Beneficial Owner	Ownership (1)(11)		Outstanding
Directors, Director Nominees and Executive Officers
John B. Dicus, Chairman, President, Chief Executive Officer and Director	2,174,305	(8)	1.7%
Michel' Philipp Cole, Director	31,416		*
Morris J. Huey, II, Director	285,000		*
Jeffrey M. Johnson, Director	152,778	(9)	*
Michael T. McCoy, M.D., Director	44,109		*
James G. Morris, Director	100,995		*
Carlton A. Ricketts, Director	162,032		*
Jeffrey R. Thompson, Director	91,353		*
Anthony S. Barry, Executive Vice President and Chief Corporate Services Officer	68,337		*
Natalie G. Haag, Executive Vice President, General Counsel and Corporate Secretary	100,583
Rick C. Jackson, Executive Vice President and Chief Lending Officer	242,285	(10)	*
Kent G. Townsend, Executive Vice President, Chief Financial Officer and Treasurer	242,979		*
Directors, director nominees and executive officers of the Company	3,736,815		2.8%
as a group (13 persons)
_______________
(1)Included in the shares beneficially owned by the directors and executive officers named in the table are options to purchase shares of the Company's common stock which are currently exercisable or which will become exercisable within 60 days after December 5, 2025, as follows: Mr. Dicus – 100,116 shares; Mr. Huey – 10,000 shares; Mr. Johnson – 15,000 shares; Dr. McCoy– 15,000 shares; and Mr. Thompson – 15,000 shares.
(2)As reported in a Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc. ("BlackRock"). With respect to the shares listed in the table, BlackRock reported having sole voting power as to 17,285,245 shares and sole dispositive power as to 17,580,461 shares.
(3)As reported in a Schedule 13G amendment filed with the SEC on November 12, 2024 by The Vanguard Group ("Vanguard"). With respect to the shares listed in the table, Vanguard reported having shared voting power as to 79,803 shares, sole dispositive power as to 13,046,158 shares and shared dispositive power as to 203,228 shares.
(4)As reported in a Schedule 13G amendment filed with the SEC on January 9, 2024 by American Century Companies, Inc., American Century Investment Management, Inc., American Century Capital Portfolios, Inc. and Stowers Institute for Medical Research. With respect to the shares listed in the table, American Century Companies, Inc., American Century Investment Management, Inc. and Stowers Institute for Medical Research each reported having sole voting power as to 8,409,132 shares and sole dispositive power as to 8,878,745 shares while American Century Capital Portfolios, Inc. reported having sole voting power and sole dispositive power as to 6,451,115 shares.
(5)Of the 6,706,237 shares held by the employee stock ownership plan as of December 5, 2025, 4,228,267 were allocated to participant accounts. Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant's account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.
(6)As reported in a Schedule 13G filed with the SEC on October 9, 2025 by Dimensional Fund Advisors LP ("Dimensional"). With respect to the shares listed in the table, Dimensional reported having sole voting power as to 6,449,246 shares and sole dispositive power as to 6,647,265 shares.
(7)As reported in a Schedule 13G amendment filed with the SEC on May 14, 2025 by T. Rowe Price Investment Management, Inc. ("Price Investment Management"). Price Investment Management reported having sole voting and dispositive powers as to all 6,593,678 shares listed in the table.
(8)The shares beneficially owned by Mr. Dicus include an aggregate of 647,907 shares held in Mr. Dicus' trusts. These shares were part of 1,295,816 shares previously held by trusts established by Mr. Dicus' father, of which Mr. Dicus was the trustee, that were distributed equally between beneficiaries
(9)Of the shares beneficially owned by Mr. Johnson, 137,778 are held in brokerage accounts pursuant to which they may serve as security for margin loans.
(10)Of the shares beneficially owned by Mr. Jackson, 117,698 are held in a brokerage account pursuant to which they may serve as security for a margin loan.
(11)In the case of directors, director nominees and executive officers, both individually and as a group, includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. The shares beneficially owned by directors, director nominees and executive officers as a group also include an aggregate of 155,116 shares of common stock issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after December 5, 2025.

PROPOSAL I
ELECTION OF DIRECTORS
The Company's Board of Directors is currently composed of eight members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year term or until their respective successors are elected and qualified.
The Company's bylaws provide that no person who has reached age 75 may be elected, reelected, appointed or reappointed to the Board of Directors. As a result of this provision, Michael T. McCoy, M.D., who has served as a director of Capitol Federal Savings and the Company (including the Company's predecessor, Capitol Federal Financial) since 2005, will retire as a director of the Company effective as of the date of the annual meeting and will also retire as a director of Capitol Federal Savings. Upon Dr. McCoy's retirement, the number of directors of the Company and Capitol Federal Savings will be reduced from eight to seven. The Company thanks Dr. McCoy for his guidance and many years of dedicated services.
The following table sets forth certain information regarding the composition of the Company's Board of Directors, including the term of office of each director who will continue to serve after the annual meeting. The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nominations of Michel' Philipp Cole and Jeffrey M. Johnson to serve as directors, each for a term of three years to expire at the annual meeting of stockholders to be held in 2029. It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the annual meeting "FOR" the election of these director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

				Term of
			Director	Office
Name	Age(1)	Position(s) Held in the Company	Since(2)	Expires

NOMINEES
Michel' Philipp Cole	62	Director	2017	2029
Jeffrey M. Johnson	59	Director	2005	2029

DIRECTORS REMAINING IN OFFICE
Morris J. Huey, II	75	Director	2009	2027
Carlton A. Ricketts	67	Director	2020	2027
John B. Dicus	64	Chairman of the Board, President	1989	2028
James G. Morris	71	Director	2013	2028
Jeffrey R. Thompson	64	Director	2004	2028
_____________________
(1)    As of September 30, 2025.
(2)    Includes service as a director of Capitol Federal Savings.

Business Experience and Qualifications of Our Directors
The Board believes that the many years of service our directors collectively have at the Company and Capitol Federal Savings is one of their most important qualifications for service on our Board. This service has given them extensive knowledge of the banking business and of the Company. Furthermore, their service on our Board committees, especially in the areas of audit, compensation and stock benefits, is critical to their ability to oversee the management of Capitol Federal Savings by our executive officers. Service on the Board by our Chief Executive Officer is critical to aiding the outside directors' understanding of the issues that are common in the banking business. Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.
Community banks rely heavily on their directors for the directors' local contacts, both business and personal. In this regard, the directors of the Company and Capitol Federal Savings have strong ties to the Topeka, Salina, Wichita, and Kansas City communities.
The business experience of each of our directors and nominees for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director and nominee that further supports his or her service as a director are set forth below.
Michel' Philipp Cole, ABC.
•Core Competencies: Corporate Communications, Public Affairs, Brand Strategy, Mergers & Acquisitions Communications, Crisis Management, Executive Management.
•Background: For more than 35 years, Ms. Cole has held a variety of executive management positions in marketing, public relations, community affairs and philanthropy. A highly respected community leader, Ms. Cole is skilled in all facets of communication strategy development, public affairs, corporate communications, mergers and acquisitions, marketing and branding. She most recently was the inaugural recipient of the coveted Leadership Legacy award given by the Greater Topeka Partnership (Chamber). In 2018, she retired as Vice President, Corporate Communications and Public Affairs, Westar Energy. In this role, she served as a Senior Executive Team member and her teams were responsible for internal/external communications regarding media outreach, digital/social media, mergers and acquisitions, executive and corporate board support and crisis and risk management. From 1990 to 2000, she also served as Director, Corporate Communications, Westar Energy. Before rejoining Westar Energy in 2014, Ms. Cole was Vice President, Corporate Communications and Brand Strategy, Security Benefit Corporation, a financial services company, from 2003 to 2014, serving on the Senior Leadership team and overseeing a team responsible for communication strategy vis-à-vis corporate ownership change; five acquisitions; CEO departure and three reduction-in-force programs. She received her Bachelor of Arts in communications from Washburn University in 1986. Ms. Cole currently serves on the Board of Directors for Stormont Vail Health, where she also chairs the Community Committee for the Board and serves on the health system’s Patient and Family Partnership Council. She is also a director on the Washburn Alumni Association and Foundation Board, serving on its development committee. She is the recipient of the Non-Nobis Solum Outstanding Alumni designation from Washburn University. Ms. Cole holds an Accredited Business Communicator designation with the International Association of Business Communicators.
•Strategic Impact: Her comprehensive expertise in communication strategy development, public affairs, and corporate branding is critical for enhancing corporate value, ensuring transparent stakeholder engagement, and navigating complex corporate transactions and reputational risks.
Jeffrey M. Johnson.
•Core Competencies: Financial Services, Operational Leadership, Risk Management, Strategic Development, Community Engagement.
•Background: Mr. Johnson brings more than two decades of senior-level leadership in finance, hospitality, and community engagement to the Board. He is the President of Flint Hills National Golf Club in Andover, Kansas, a position he has held since March 2003. As President, he oversees operations, member recruitment, and long-term strategic initiatives. Prior to leading Flint Hills, from March 1997 until 2003 he served as an investment advisor with Raymond James Financial Services, in Wichita, Kansas. There he honed his expertise in investments, risk management, and compliance, gaining valuable experience in the regulated financial services space. He earned his Series 7 and Series 63 securities licenses, as well as a life and health insurance license and real estate license. This financial experience enhances his value as a member of the Board's Audit Committee. In his earlier career, Mr. Johnson also served as Vice President of Personnel at Lone Star Steakhouse & Saloon, where he was instrumental in overseeing the recruitment and development of over 750 managers and a growth of over 100 restaurants. Today, he is a part-owner of several dining establishments across Kansas and Texas; a business portfolio that gives him a practical, operational understanding of general business management, labor dynamics, technology and data security challenges, and long-term growth strategy. Mr. Johnson is deeply invested in civic and community development and has served on local non-profit boards for over 25 years. Mr. Johnson also serves on the University of Kansas Endowment Association Board of Trustees, as well as the Dean's Advisory Board for KU's Business School, and the Wichita State University W. Frank Barton School of Business Dean's Advisory Board.
•Strategic Impact: A credentialed professional with a robust foundation in regulated financial services, coupled with extensive operational and P&L management experience, making him a valuable asset for financial management and Audit Committee matters, as well as discussions on long-term growth strategy.
Morris J. Huey, II.
•Core Competencies: Executive Leadership, Lending Strategy, Risk Management, Regulatory Compliance, Customer Relations.
•Background: Mr. Huey brings a wealth of banking expertise, executive leadership, and regulatory insight. He joined Capitol Federal Savings in 1991 as the Central Region Lending Officer, gaining firsthand experience with the Bank's operations, regional lending risks, and customer relations. From June 2002 until his retirement from Capitol Federal Savings in January 2010, he served as Executive Vice President and Chief Lending Officer of Capitol Federal Savings, where he expanded his supervisory experience and oversaw the Bank's lending strategies, credit underwriting, and financial performance. During that same period, he was President of Capitol Funds, Inc., a wholly owned subsidiary of the Bank, and from August 2002 he also served as President of Capitol Federal Mortgage Reinsurance Company, a wholly owned subsidiary of Capitol Funds, Inc.
•Strategic Impact: His deep understanding of financial, economic, and underwriting challenges, coupled with years of regulatory engagement, makes him particularly effective in advising the Board on compliance, risk management, human capital management, business operations, and strategic lending policy.
Carlton A. Ricketts.
•Core Competencies: Strategic Planning, Corporate Services Management, Enterprise Risk Management, Corporate Governance, Human Resources.
•Background: Mr. Ricketts is a seasoned banking executive and community leader. He joined Capitol Federal Savings in 2007 as Chief Strategic Planning Officer, then advanced to become Executive Vice President and Chief Corporate Services Officer, a role he held until his retirement in early 2019. In that capacity, he directed critical enterprise functions, including Compliance & Risk Management, Human Resources, Information Technology, Facilities, Marketing, Appraisals, and the Insurance Agency. He also played a lead role in regulatory examinations, ensuring a strong control and governance framework. Mr. Ricketts was a key leader in overseeing and supervising enterprise-wide risk management, including the technology and data security functions of the Bank. Before his tenure in banking, Mr. Ricketts spent 25 years in the electric and gas utility industry, serving as Vice President of Business Services for Missouri Gas Energy and in various leadership roles at Westar Energy. His responsibilities there included Investor Relations, Corporate Development, Customer Services, Sales & Marketing, Facilities and Labor Relations, giving him rich experience in operations, P&L management, labor management, and cross-functional leadership. He served on the Emporia State University Foundation Board of Trustees and the Emporia State University Business School Advisory Board, and currently serves on the University of Kansas Business School Advisory Board.

•Strategic Impact: His extensive background in operations, P&L management, labor relations, and cross-functional leadership across highly regulated industries provides invaluable insight into complex organizational and risk management challenges.
John B. Dicus.
•Core Competencies: Executive Leadership, Financial Management, Regulatory Expertise, Corporate Governance, Operational Oversight.
•Background: Mr. Dicus became Chief Executive Officer of Capitol Federal Savings and the Company effective January 1, 2003, and became Chairman of the Board of Directors of Capitol Federal Savings and the Company in January 2009. Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings from 1996 and for the Company from its inception in March 1999. Before that, he served as Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. Mr. Dicus is the father-in-law of William J. Skrobacz, Jr., who serves as Executive Vice President and Chief Retail Operations Officer of the Company and the Bank. Mr. Dicus serves as a trustee for the University of Kansas Endowment Association and Washburn University Endowment Association. He also sits on the Kansas Bankers Association Board of Directors, the Kansas Board of Regents, the Washburn University Board of Regents and the Greater Topeka Partnership. He has been a past member of the Federal Reserve Advisory Council.
•Strategic Impact: His many years of service and leadership across all operational facets of Capitol Federal Savings, coupled with his tenure as President and Chief Executive Officer, provide him with special knowledge of the financial, economic, and regulatory challenges the Company faces, making him exceptionally well-suited to educate the Board on these critical matters.
James G. Morris.
•Core Competencies: Accounting & Auditing, Financial Services Oversight, Regulatory Compliance, Risk Management, Corporate Governance.
•Background: Mr. Morris retired in September 2012 from KPMG LLP, where he served as Partner in Charge of the Financial Service Practice in the Kansas City office. At KPMG, he built a deep expertise in accounting and auditing, serving a wide spectrum of financial-services clients including banks, thrifts, mortgage companies, investment advisors, and real estate firms. Mr. Morris began his career with that firm in 1976 (the firm was then known as Peat Marwick Mitchell & Co.) as an auditor. He became an audit manager in 1981 and was promoted to partner in 1988. During his tenure, he led audit teams of up to 20 professionals and served as the primary liaison with senior management, boards of directors and audit committees. His technical acumen included extensive experience in IPOs, debt and equity offerings, and Sarbanes-Oxley 404 compliance. Mr. Morris also serves as an independent trustee of The Commerce Funds, a family of nine mutual funds registered under the Investment Company Act of 1940. He has served on the University of Missouri College of Business Advisory Board and the School of Accountancy Advisory Board, as well as the Board of Directors of the Kansas City Museum and Hallbrook Country Club.
•Strategic Impact: His background in financial reporting and regulated financial entities, combined with broad operational, financial, and regulatory expertise, positions him as a strong contributor to board-level oversight, risk management, corporate governance, and long-term value creation.

Jeffrey R. Thompson.
•Core Competencies: Financial Leadership, Operational Management, Strategic Growth, Mergers & Acquisitions, Risk Oversight.
•Background: Mr. Thompson is business executive with over 40 years of experience across financial services, manufacturing, and operations. Mr. Thompson began his career as an auditor at Touche Ross, earning his CPA in 1985 while working on audits of municipalities, banks, savings & loans, and industrial companies. In 1986, he joined Chrysler Capital Public Finance in Kansas City, Missouri, where he managed operations and credit risk, focusing on originating, underwriting, and servicing tax-exempt municipal leases. Mr. Thompson joined Koch Industries, Inc., in 1992, holding various leadership positions there over the course of nearly a decade. Notably, from 1998 to 2001, he served as President of Koch Financial Services, Inc., leading a team of 20 in originating and servicing tax-exempt municipal leases and asset-backed securities. In 2002, he joined Salina Vortex Corporation, which specializes in the design and manufacture of components used to transport and control flow of dry bulk solid materials. At Salina Vortex, he initially held the role of Chief Financial Officer, responsible for accounting, treasury, information technology, human resources, insurance, legal and compliance and risk management. He transitioned to President and Chief Executive Officer of Salina Vortex in 2007, a role he held through 2020. Under his leadership as CEO, the company experienced transformative growth, tripling annual sales as well as expanding globally into England and China. Since returning to the position of Chief Financial Officer and the additional role of Senior Business Advisor in 2021, Mr. Thompson has continued to work closely with Salina Vortex's executive team and board of directors, helping to steer financial strategy, long-term planning and risk oversight. Mr. Thompson's board affiliations include Blue Cross Blue Shield of Kansas, where he chairs the Audit Committee; the Catholic Foundation for the Diocese of Salina, as Treasurer; the Salina Economic Development Corporation; and the Salina Airport Authority.
•Strategic Impact: His extensive accounting and audit expertise, combined with strong general business acumen, P&L leadership, and risk management skills, makes him a strategic contributor to compensation, technology, governance, and growth discussions.

Executive Officers Who Are Not Also Directors
Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company. Each executive officer's age is as of September 30, 2025.
Kent G. Townsend. Mr. Townsend, age 64, serves as Executive Vice President and Chief Financial Officer of the Bank and the Company. Mr. Townsend also serves as Treasurer for the Company, Capitol Federal Loan Company LP, Capitol Federal Loan Services Company LLC, Capitol Federal Partners, LLC, Capitol Funds, Inc., a wholly owned subsidiary of the Bank ("Capitol Funds"), and Capitol Federal Mortgage Reinsurance Company, a wholly owned subsidiary of Capitol Funds ("CFMRC"). Mr. Townsend was promoted to Executive Vice President, Chief Financial Officer and Treasurer in September 2005. Prior to that, he served as Senior Vice President, a position he held since April 1999, and Controller of the Company, a position he held since March 1999. He has served in similar positions with the Bank since September 1995. He served as the Financial Planning and Analysis Officer with the Bank for three years and other financial related positions since joining the Bank in 1984.
Rick C. Jackson. Mr. Jackson, age 60, serves as Executive Vice President and Chief Lending Officer of the Bank and the Company. He also serves as Chief Executive Officer of Capitol Funds and President of CFMRC, Capitol Federal Loan Company LP, Capitol Federal Loan Services Company LLC and Capitol Federal Partners LLC. He joined the Bank in 1993 as Community Development Director, a position he held until March 2017, and has served as Chief Lending Officer since February 2010.

Natalie G. Haag. Ms. Haag, age 65, serves as Executive Vice President, General Counsel, and Corporate Secretary of the Bank and the Company. She also serves as Secretary of Capitol Federal Partners LLC, Capitol Federal Loan Company LP and Capitol Federal Loan Services Company LLC. Prior to joining the Bank and the Company in August 2012, Ms. Haag was 2nd Vice President, Director of Governmental Affairs and Assistant General Counsel for Security Benefit Corporation and Security Benefit Life Insurance Company in Topeka, Kansas. Security Benefit provides retirement products and services, including annuities and mutual funds. Ms. Haag was employed by Security Benefit since June 2003. The Security Benefit companies are not parents, subsidiaries or affiliates of the Bank or the Company.
Anthony S. Barry. Mr. Barry, age 61, serves as Executive Vice President, Chief Corporate Services Officer of the Bank and the Company. Prior to joining the Bank and the Company in October 2018, Mr. Barry was engaged in the private practice of law for 29 years in real estate and general litigation, with an emphasis in construction law. Mr. Barry also served as a board member of a bank holding company in Arizona from 1998 to 2008.
William J. Skrobacz, Jr. Mr. Skrobacz, age 34, has served as Executive Vice President and Chief Retail Operations Officer of the Bank and the Company since April 2023. He joined the Bank as Chief Strategy Officer in July 2021 after obtaining his MBA from The University of Virginia's Darden School of Business. Starting with amassing experience with Bank customers while working throughout the Bank's branch system, he then continued moving through various departments within the organization helping to implement efficiencies and drive growth within the Bank's lending and business development efforts, while also familiarizing himself with the Bank's regulatory environment. Prior to his time at the Bank, he worked for Nuvasive Inc. from 2013-2021 in a Regional Sales and Operations Management capacity. Mr. Skrobacz is the son-in-law of John B. Dicus, the Company's and the Bank's Chairman, President and Chief Executive Officer.
Director Independence
The Company's Board of Directors has determined that the following directors, constituting a majority of the Board, are "independent directors," as that term is defined in NASDAQ Listing Rule 5605: Directors Cole, Huey, Johnson, McCoy, Morris, Ricketts and Thompson.
Board Leadership Structure and Role in Risk Oversight
The Company currently combines the positions of Chief Executive Officer and Chairman into one position. The Company believes that this structure is appropriate because of the primarily singular operating environment of the Company, with the Company's focus on being a provider of retail and commercial financial services. Having the Chief Executive Officer and Chairman involved in the daily operations of this focused line of operations improves the communication between management and the Board and ensures that the Board's interest is represented in the daily operations of the Company, particularly with regard to risk management.
Management accountability and Board independence is managed by maintaining a majority of independent directors and the annual selection by the independent directors of a Lead Independent Director. The Company's independent directors have named Carlton A. Ricketts to serve as the current Lead Independent Director. The Lead Independent Director: (1) provides the Chairman with input on agenda items for Board meetings; (2) calls meetings of the independent directors at least twice annually; (3) presides at meetings of the independent directors; and (4) chairs Board meetings in the absence of the Chairman. The Board may modify or eliminate the position of Lead Independent Director at any time.
Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success. The Company faces a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, compliance risk, cybersecurity risk and reputation risk. The Company's primary risk areas are commercial lending and single-family lending. Cybersecurity risk is a key consideration in the Company's operational risk management capabilities. Given the nature of the Company's operations and business, including the Bank's reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management and oversight by the Board and the Audit Committee. The Board receives updates on the status of the cybersecurity controls, reports of significant cybersecurity incidents and annual education in this area.

Management is responsible for the day-to-day management of the risks the Company faces, while the Board has ultimate responsibility for the oversight of risk management. The Board oversees risk through the annual review of key policies of the Bank and the Company. In addition, monthly, quarterly and annual reports are prepared for, presented to and reviewed with the Board addressing all major risk and compliance areas. For the policies of the Board that require risk assessments to be completed, the results are generally summarized and presented to the Board or a committee of the Board. The executive officers responsible for managing the various risks in the Bank and Company present reports to the Board as required by policy or as needed.
The Board has integrated the oversight of certain risk areas with the responsibilities of the Audit Committee and the Compensation Committee. The Audit Committee works with the independent Audit Services Director to structure risk-based audits, the reports of which are presented to the Audit Committee, and progress toward the approved audit plan is reviewed and the committee is updated at least quarterly. In attempting to determine the appropriate levels and forms of compensation provided to the Bank's and the Company's officers and employees, the Compensation Committee considers whether compensation or incentive plans encourage excessive risk taking.
Board Meetings and Committees
The members of the Boards of Directors of the Company and Capitol Federal Savings are identical. During the fiscal year ended September 30, 2025, the Board of Directors of the Company held six meetings and the Board of Directors of Capitol Federal Savings held nine meetings. During fiscal year 2025, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board during the period he or she was a director and the total number of meetings held by the committees of each Board on which he or she served during the period in which he or she served.
The Company's Board of Directors has standing Executive, Compensation, Stock Benefit, Audit and Nominating Committees. The following is a summary of these committees.
The Executive Committee is currently comprised of Directors Dicus (Chair), Huey, McCoy and Thompson. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2025.
The Compensation Committee is currently comprised of Directors McCoy (Chair), Cole, Huey, Johnson, Morris, Ricketts and Thompson, each of whom is an "independent director," as that term is defined in the NASDAQ Listing Rules. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the Company's compensation and benefit programs. The Compensation Committee also is responsible for:
•reviewing from time to time the Company's compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;
•annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer's compensation level based on this evaluation;
•overseeing the evaluation of management, and recommending to the Board the compensation for executive officers and other key members of management. This includes evaluating performance following the end of incentive periods and recommending to the Board specific awards for executive officers;
•recommending to the Board the appropriate level of compensation for directors;
•administering any benefit plan which the Board has determined should be administered by the Committee; and
•reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession, and
•administering the Company's Compensation Recovery Policy.

The Compensation Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is available on the Company's investor relations website, at https://ir.capfed.com, by clicking "Governance Documents" under the "Governance" tab. In fiscal year 2025, this committee met six times at the holding company level; the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, also met six times during fiscal year 2025.
The Stock Benefit Committee operates under a written charter adopted by the Board of Directors of the Company. The Stock Benefit Committee is currently comprised of Directors Ricketts (Chair), Cole, Huey, Johnson, McCoy, Morris, and Thompson. The Stock Benefit Committee is principally responsible for administering the Company's 2012 Equity Incentive Plan, 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan. Although, by their terms, the 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan expired as to new awards in April 2015, the Company ceased granting new awards under those plans following the approval of the 2012 Equity Incentive Plan at the Company's annual meeting of stockholders held in January 2012. The Stock Benefit Committee awards stock-based benefits to officers and employees of the Company and the Bank. This committee met four times during fiscal year 2025.
The Audit Committee is currently comprised of Directors Thompson (Chair), Cole, Huey, Johnson, McCoy, Morris and Ricketts, each of whom is "independent," as independence for audit committee members is defined in the NASDAQ Listing Rules. The Company's Board of Directors has determined that each of Messrs. Morris and Thompson is an "audit committee financial expert," as defined in the SEC's rules.
The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is available on the Company's investor relations website, at https://ir.capfed.com, by clicking "Governance Documents" under the "Governance" tab. The Audit Committee is appointed by the Company's Board of Directors to represent and assist the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, the systems of disclosure controls and procedures, compliance with ethical standards adopted by the Company, compliance with legal and regulatory requirements, the annual independent audit of the Company's consolidated financial statements, the independent registered public accounting firm's qualifications and independence, the performance of the Company's internal audit function and the independent (external) auditors and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee also is responsible for hiring, retaining and terminating the Company's independent registered public accounting firm. The Audit Committee met eight times in fiscal year 2025.
The Nominating Committee is comprised of Directors Johnson (Chair), Cole, Huey, McCoy, Morris, Ricketts and Thompson, each of whom is an "independent director," as that term is defined in the NASDAQ Listing Rules. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Nominating Committee. The Nominating Committee met three times during fiscal year 2025.
The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is available on the Company's investor relations website, https://ir.capfed.com, by clicking "Governance Documents" under the "Governance" tab. The Nominating Committee has the following responsibilities under its charter:
•recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
•recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. The Company's Board of Directors looks for diversity among its members by ensuring directors have backgrounds with diverse business experience, living in our different local geographic markets with sound business experience in many areas of operations of business. The Board looks for experience from individuals with business experience from the top levels of a business, understanding of financial concepts, human resources, marketing and communications, risk management, information technology and customer service common among all businesses;
•review nominations submitted by stockholders, which have been addressed to the Company's Secretary, and which comply with the requirements of the Company's charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;
•annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
•perform any other duties or responsibilities expressly delegated to the Committee by the Board.
Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations for directors by stockholders must be made in writing and received by the Secretary of the Company at the Company's principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days' notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.
Board Assessment
The Board of Directors and each of its committees performs an annual self-assessment of their performance. The Nominating Committee also completes a skills and qualifications assessment for each director, the results of which are reflected in the matrix below for each director who is expected to continue serving after the annual meeting. This matrix is not a complete list of each director's strengths and contributions to the Board; further information can be found under each director's biographical information.

As indicated in the above matrix and their biographical information, the Company's directors have significant experience in finance, accounting, auditing, business operations, public relations, lending, banking, risk management and information technology. In addition to the skills and qualifications assessment, the Nominating Committee considers each director's and director nominee's professional and personal ethics and diversity of background, experience, education and geography. Each of the Company's primary geographical markets, including Kansas City, Topeka, Wichita and Salina, are represented on its Board.
Stockholder Communications with Directors
Stockholders may communicate with the Board of Directors by writing to: Natalie G. Haag, Executive Vice President, General Counsel and Corporate Secretary, Capitol Federal Financial, Inc., 700 S. Kansas Avenue, Topeka, Kansas 66603.
Board Member Attendance at Annual Stockholder Meetings
Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of the Company's directors attended last year's annual meeting of stockholders.

Employee, Officer and Director Hedging
The Company has not adopted any practices or policies regarding the ability of its employees, officers or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company's equity securities.
Insider Trading
The Company has adopted an insider trading policy generally applicable to all transactions in the Company's securities by directors, officers and employees of the Company, and the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NASDAQ listing standards.
Director Compensation
The members of the Boards of Directors of Capitol Federal Savings and the Company are identical. Each non-employee director receives an annual retainer, paid monthly, one-half of which is for his or her service on Capitol Federal Savings' Board of Directors and one-half of which is for his or her service on the Company's Board of Directors. During fiscal year 2025, the combined annual retainer was $72,000 ($36,000 for service on Capitol Federal Savings' Board of Directors and $36,000 for service on the Company's Board of Directors). No additional fees are paid for attending Board or Board committee meetings. During fiscal year 2025, Mr. Thompson received $5,000 for serving as the Audit Committee chair. Each outside director receives $1,000 per day for each conference or other meeting attended concerning Capitol Federal Savings and/or Company business that is outside of board meetings. During fiscal year 2025, Ms. Cole and Mr. Ricketts each received compensation of $1,000 for attending conferences. During fiscal year 2025, John B. Dicus, Chairman, President and Chief Executive Officer, was paid $12,000 by Capitol Federal Savings and $12,000 by the Company ($24,000 in total) for his service as a director of Capitol Federal Savings and the Company.
The following table sets forth certain information regarding the compensation earned by or awarded to each director, other than Mr. Dicus, who served on the Board of Directors of the Company in fiscal year 2025. Compensation payable to Mr. Dicus for his service as a director is included in the "Salary" column of the Summary Compensation Table, under "Executive Compensation."

	Fees Earned
	or Paid	Stock	Option	All Other
Name	in Cash(1)	Awards	Awards(2)	Compensation	Total

Michel' Philipp Cole	$73,000	$—	$—	$—	$73,000
Morris J. Huey II	72,000	—	—	—	72,000
Jeffrey M. Johnson	72,000	—	—	—	72,000
Michael T. McCoy, M.D.	72,000	—	—	—	72,000
James G. Morris	72,000	—	—	—	72,000
Carlton A. Ricketts	73,000	—	—	—	73,000
Jeffrey R. Thompson	77,000	—	—	—	77,000
__________________
(1)Includes annual retainers for service on the Boards of Directors of the Company and Capitol Federal Savings. For Mr. Thompson, also includes $5,000 for serving as the Audit Committee chair and for Ms. Cole and Mr. Ricketts, also includes $1,000 each for attending conferences.
(2)As of September 30, 2025 the total number of shares underlying the stock options held by each director listed in the table was as follows: Mr. Huey – 10,000 shares; Mr. Johnson – 15,000 shares; Dr. McCoy – 15,000 shares; and Mr. Thompson – 15,000 shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the Company's compensation program, including how it relates to the executive officers named in the compensation tables that follow this section (who we sometimes refer to below and elsewhere in this proxy statement as the "named executive officers," or "NEOs"), consisting of:
•John B. Dicus, our Chairman, President and Chief Executive Officer,
•Kent G. Townsend, our Executive Vice President, Chief Financial Officer and Treasurer,
•Rick C. Jackson, our Executive Vice President and Chief Lending Officer,
•Natalie G. Haag, our Executive Vice President, General Counsel and Corporate Secretary and
•Anthony S. Barry, our Executive Vice President and Chief Corporate Services Officer.
Set forth below is an analysis of the objectives of our compensation program, the material compensation policy decisions we have made under this program and the material factors we considered in making those decisions.
Overview of Compensation Program
The Compensation Committee of our Board of Directors (the "Committee"), which consists solely of independent directors, has responsibility for developing, implementing and monitoring adherence to the Company's compensation philosophies and program. The Stock Benefit Committee, also comprised entirely of independent directors, administers and grants stock-based compensation awards from time to time. Grants currently are made under our 2012 Equity Incentive Plan, which was approved by our stockholders in January 2012 and will expire as to new awards in January 2027. See "Stock Incentive Plans" below. The Committee is mindful of the compensation offered in the banking industry, both regionally and nationally, and the Company's business strategies. The Committee strives to provide a complete compensation program that incentivizes executive officers to maximize the Company's performance with the goal of enhancing stockholder value. The Company's compensation program is based upon the following philosophies:
•preserve the financial strength, safety and soundness of the Company and the Bank;
•reward and retain key personnel by compensating them in the range of salaries at comparable financial institutions and making them eligible for annual cash bonuses based primarily on the Company's performance;
•focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, establishing adequate compliance programs and maintaining appropriate levels of capital; and
•provide an opportunity to earn additional compensation if the Company's stockholders experience returns through stock price appreciation and/or dividends.
The Company's primary forms of current compensation for executive officers include base salary, short-term incentive compensation and long-term incentive compensation. The Company has provided long-term compensation in the form of stock option and restricted stock awards and an employee stock ownership plan ("ESOP"). The Company also has a tax-qualified defined contribution retirement plan, health and life insurance benefits and paid time off benefits. The Company offers insurance benefits, including flexible spending accounts for unreimbursed medical expenses and child care expenses, on a pre-tax basis, in which executive officers may participate with the same eligibility requirements as all other employees.
As a general matter, we have not offered employment agreements to any of our officers or employees. We currently believe our named executive officers receive sufficient incentives from the existing compensation program that employment agreements are not necessary to induce them to remain with the Company. The Company has entered into change in control severance agreements with each of the NEOs. Each agreement entitles the executive to a severance payment if the executive's employment is terminated under certain circumstances within six months before or within 24 months after a change in control of the Company. The Company believes these agreements will help incentivize the executives to continue their employment with the Company amid the uncertainty that may arise in the event of a change in control. See "Change in Control Severance Agreements" and "Payments upon Termination or Change in Control."
The Committee meets as needed during the year to consider all aspects of the Company's compensation program, including a review at least once per year of a tally sheet for each NEO quantifying every component of the NEO's compensation package, in order to satisfy itself that the total compensation paid to the NEO is reasonable and appropriate. As discussed in greater detail below under "Role of Management," the Committee meets with management to receive their analyses and recommendations, as requested by the Committee, considers the information provided to the Committee and makes decisions accordingly.
Base Salary
The Committee sets the base salaries for all executive officers of the Company. The Committee sets policy directing fair and reasonable compensation levels throughout the Company by taking into account the influences of market conditions on each operational area of the Company and the relative compensation at different management levels within each operational area. The Committee recognizes that base salary is the primary compensation package component that is fixed in amount before the fiscal year begins and is paid during the year without regard to the Company's performance. The base salary for each NEO reflects the Committee's consideration of a combination of factors, including: competitive market salary, the comparability of responsibilities of similarly situated NEOs at other institutions, the officer's experience and tenure, overall operational and managerial effectiveness and breadth of responsibility for each officer.
Each NEO's base salary and performance is reviewed annually. Base salary is not targeted to be a percentage of total compensation, although the Committee does consider the total amount of each NEO's compensation when setting NEO base salaries.
The Committee has not used third party consultants or other service providers to present compensation plan suggestions or market compensation data for executive officers. Instead, the Committee has directed the President and CEO to provide comparable market salary data for executive officers based upon a selected population of comparable financial institutions.
The most recent comparison information was compiled from information reported in the then-most recent proxy statements of the financial institutions listed below. The financial institutions selected for comparison purposes were based upon the President and CEO's knowledge of the selected financial institutions and the comparability of their operations, corporate structure and/or size relative to the Company. Financial institutions selected for comparison purposes may be added or removed from the list each year as a result of acquisitions, closings, operating in a distressed mode or because another financial institution compares more appropriately to the operations of the Company than a previously listed financial institution.
The financial institutions in the most recent comparison included the following publicly held financial institutions with total assets, as of each institution's most recent fiscal year-end, of between $5.0 billion and $22.6 billion: TFS Financial (organized in a mutual holding company, or MHC, structure), Washington Federal, Northwest Bancshares, Community Bank System, BancFirst, Provident Financial Services, Park National Corporation, National Bank Holdings, Republic Bancorp, First Busey Corporation, Horizon Bancorp, Great Southern Bancorp, Inc., and Equity Bancshares, Inc.
The comparison shows how our executive officer salaries and annual cash compensation compare on a national and local scale with other financial institutions, reflecting institutions among which we would most likely compete for executive talent, with a slightly greater weighting to regional institutions. The Committee received information showing the base compensation of the CEO, CFO and the next three NEOs in each company's proxy statement. The levels of compensation paid to our CEO and CFO are compared directly to the equivalent titles in the listed companies. The compensation of the highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our most highly compensated NEO, not including the CEO or CFO. The compensation of the second highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our second most highly compensated NEO, not including the CEO or CFO. The compensation of the third highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our third most highly compensated NEO, not including the CEO or CFO.

The Committee reviews the comparison data provided and does not attempt to set the base salaries of our NEOs at specific target percentiles of the comparison data provided. The Committee uses this data in conjunction with setting the base salary of each NEO, whose salary is discussed below, in light of the range of base salaries paid among the comparable financial institutions. Because the positions other than the CEO and CFO may not be directly comparable between financial institutions, the Committee exercises its judgment in determining where in the salary ranges of the comparison financial institutions the compensation for our other NEOs should fall. The salaries for the CEO and CFO, in general, fall within the 25th to 50th percentile of the range of comparable salaries based upon a review of the comparison companies. In general, the range of salaries for the NEOs other than the CEO and CFO is narrow because the comparison in range of salaries among the other NEO executive officer positions in the various market comparisons reviewed is not considered sufficiently different by the Committee to warrant a wider spread in base salary. The salary of the CEO is established to reflect his hands-on approach to leadership and the involvement he provides the Company on a daily basis, the leadership roles he fills in local, regional and national industry-related activities and his direct involvement in addressing stockholder value and stockholder relations. The salaries of the CFO and each of the other NEOs are established to also reflect their respective roles in the management structure of the Company.
The Committee does not put as much emphasis on the market comparison information when considering bonus or other incentive compensation as it does on base salary for the Company's executive officers. This is primarily because of the divergence in practice regarding the structure of bonus plans and the types of incentives offered executive officers at other financial institutions.
Compensation and Incentive Plan Risk Assessment
At the direction of the Compensation Committee, our Audit Services Director, with the assistance of our Human Resources Director, reviewed all compensation and incentive programs within the Company to ensure the programs were working as designed and intended. The results of this review indicated that all plans were working as designed and intended and did not allow for compensation benefits beyond those intended by the programs.
Bonus Incentive Plans
All officers of the Company are eligible to receive cash bonuses on an annual basis under the Short Term Performance Plan ("STPP") based upon the Company's financial performance and the individual officer's performance during the fiscal year. The cash awards are generally made in January of the year following the fiscal year end of September 30 (e.g., in January 2025, in the case of the STPP award for the fiscal year ended September 30, 2024) (the "Scheduled Payment Date").
A participant's STPP award may not exceed the percentage of salary specified in the plan for his or her position level. For the Chairman, President and CEO, the maximum percentage is 60%, and for each of the other NEOs, the maximum percentage is 40%. The STPP is intended to:
•promote stability of operations and the achievement of earnings targets and business goals;
•link executive compensation to specific corporate objectives and individual results; and
•provide a competitive reward structure for officers.
Generally, in November of each fiscal year, after considering management's company performance recommendations (see "Role of Management" below), the Committee sets target, maximum and minimum performance levels for that year. The targeted performance level is the most likely performance level forecasted for the Company in the ensuing fiscal year given the operational considerations described below. As discussed below, the Committee considered three targets for fiscal year 2025 in order to focus management on the performance of the Company as a whole: efficiency ratio; basic earnings per share and return on average equity. By focusing on the overall performance of the Company, over time the Committee believes the value to the stockholder from management's performance will be maximized. In seeking to maximize the performance of the Company, management focuses on all critical risks and objectives of the Company. By not taking excessive credit risk and keeping interest rate risk at or below levels established by the Board, it is believed that the Company's earnings likely will remain strong over time. By managing the amount of capital of the Bank, the Company benefits by having a proper amount of leverage which improves the opportunities to enhance earnings. Focusing on cost control helps to mitigate risks that operating expenses will rise beyond the level at which they are supportable by the Bank's operating income.
As indicated above, the areas of Company performance targeted for fiscal 2025 consisted of the efficiency ratio, basic earnings per share and return on average equity. The efficiency ratio is computed by dividing total non-interest expense by the sum of net interest and dividend income and total other income. Basic earnings per share is calculated by dividing net income for the fiscal year by the average basic shares outstanding for the fiscal year. Return on average equity is computed by dividing net income for the fiscal year by the average month end balance of total stockholders' equity for the thirteen monthly time periods from the prior fiscal year end through the current fiscal year end, ending September 30th. The efficiency ratio, basic earnings per share and return on average equity are equally weighted.
In general, the Company performance targets for the STPP are based upon the ensuing year's forecast of business activity, interest rates, pricing assumptions, operating assumptions and net income determined using market- based assumptions as of September 30th of the just completed fiscal year. For each fiscal year, the targets are established based upon internally generated (forecasted) performance results and externally generated performance results from independent analysts who cover the Company. The results are weighted 80% for the internally generated results and 20% for the external results. For fiscal year 2026, the efficiency ratio is being replaced with the operating expense ratio, which is computed by dividing total non-interest expense by average total assets. This change is intended to provide a more direct measure of management's ability to control operating costs by removing the impact of interest rate fluctuations, which affect the net interest income component of the efficiency ratio. The targets for earnings per share and return on average equity are established based upon the forecasted performance of the Company and anticipated capital management plans for the Company.
There are two "scales" for each performance target: (i) a "target" scale, which includes increments between the target level of performance and a maximum level of performance, and decrements between the target level of performance and a minimum level of performance; and (ii) an "award" scale, which proceeds at one percent increments beginning at 20% in correspondence to the minimum performance level on the target scale, through 60% in correspondence to the target level of performance on the target scale, and up to 100% in correspondence to the maximum level of performance on the target scale. Plan participants will earn a percentage on the award scale for a particular performance target of between 20% (if performance is at the minimum level of performance on the target scale) and 100% (if performance is at or above the maximum level of performance on the target scale). The percentage earned on the award scale for a particular performance target will be zero if performance is below the minimum level of performance on the target scale. The average of the percentages earned on the award scales for the three performance targets represents the total percentage of the maximum possible STPP award each participant has earned for the Company performance component of the STPP award. In order to pay the full amount of an award under the STPP based on performance above the target level, the Committee must determine that the Company had actual net income for the fiscal year in excess of targeted net income for the fiscal year equal to at least five times the aggregate dollar amount of the portion of the total STPP awards for that year that would be made above the target level.
Below is a table showing the targets established and the performance achieved for fiscal years 2025, 2024 and 2023. The "percent of total" columns represent, for each performance target (efficiency ratio, basic earnings per share and return on average equity), the percentage earned on the award scale for that target, based on the level of achievement on the target scale. The "total" column represents the average of the award scale percentages earned for the three performance targets, which, as noted above, represents the total percentage of the maximum possible STPP award that has been earned for the Company performance component of the STPP award. For fiscal year 2025 the level of achievement for the efficiency ratio was under the target while the level of performance for basic earnings per share and return on average equity exceeded the targets. For fiscal year 2024, the level of achievement was below the minimum for basic earnings per share and return on average equity and between the target and the minimum for the efficiency ratio. For fiscal year 2023, for which the Company incurred a net loss, the award scale percentage earned for each performance target was determined to be zero.

	Target			Performance			Percent of Total
Fiscal	Efficiency	Basic		Efficiency	Basic		Efficiency	Basic
Year	Ratio	EPS	ROAE	Ratio	EPS	ROAE	Ratio	EPS	ROAE	Total

2025	58.26%	$0.48	5.99%	58.33%	$0.52	6.56%	59%	89%	88%	78%
2024	65.49%	$0.36	4.62%	66.91%	$0.29	3.69%	55%	0%	0%	18%
2023	59.14%	$0.48	6.03%	(626.63%)	$(0.76)	(9.48%)	0%	0%	0%	0%
Each NEO receives 90% of their STPP award based upon the achievement of the three pre-established financial performance targets of the Company discussed above. This is intended to focus each named executive officer on maximizing the overall performance of the Company and not on achievement of goals in a particular operational area. Because of the predominance of the focus of the NEO bonuses on the overall performance of the Company, specific individual performance goals are not usually set for named executive officers. Instead, each NEO's individual contribution to the Company's performance is a subjective determination by the Committee following discussion with the President and CEO, giving consideration to each NEO's response to the Company's changing operational needs during the year. If, as was the case for fiscal year 2023, the Company incurs a net loss for the fiscal year, the NEOs will not receive an STPP award.
The STPP includes a clawback provision that is applicable to all participants in the plan. Under this provision, any payment made under the STPP that was based upon materially inaccurate financial statements requiring a restatement or was a result of fraud in determining an individual or company performance metric must be paid back if discovered within 24 months of the filing of the inaccurate financial statement(s) or the discovery of the fraud. The STPP repayment, in whole or in part, is at the discretion of the Committee. The Company has also adopted a separate compensation recovery policy that incorporates the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and NASDAQ Listing Rule 5608.
The Committee has the authority under the STPP to reduce bonus awards to executive officers that would otherwise be earned, for any reason the Committee believes appropriate. This may be done for all executive officers or for individual executive officers. The Committee did not exercise any such negative discretion with respect to STPP awards earned for fiscal years 2025 or 2024. As noted above, no STPP awards were earned by the NEOs for fiscal year 2023.
The Company also maintains a deferred incentive bonus plan ("DIBP") for executive officers in conjunction with the STPP. The DIBP is administered as an unfunded plan of deferred compensation with all benefits expensed and recorded as liabilities as they are accrued. The purpose of the two plans working together is to provide incentives and awards to executive officers to enhance the Company's performance and stockholder value over a four-year time horizon. Each named executive officer has the opportunity to defer a minimum of $2,000 and up to 50% (up to a maximum of $100,000) of their cash award under the STPP. The amount deferred receives a 50% match that is accrued by the Company for accounting purposes over a three year mandatory deferral period. The amount deferred plus the 50% match is deemed to have been invested in Company stock on the last business day of the calendar year preceding the receipt of the STPP award at the closing price on that date (e.g., on December 31, 2024, in the case of the STPP award for fiscal year 2024, which was paid in January 2025), in the form of phantom stock. The number of shares of phantom stock deemed purchased receives dividend equivalents as if the stock were owned by the named executive officer. At the end of the mandatory deferral period, the DIBP is paid out in cash and is comprised of the initial amount deferred, the 50% match, the amount of the dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company's stock over the deferral period, if any, on the phantom shares. There is no provision for the reduction of the DIBP award at the end of the mandatory deferral period if the market value of the Company's stock at that time is lower than the market value at the time of the deemed investment.
For participants in the STPP, it is generally required that the recipient be employed by the Bank through the last day of the fiscal year to receive an award. For participants in the DIBP, the recipient must remain continuously employed by the Bank during the mandatory deferral period to receive the Company match, dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company's stock over the deferral period, if any, on the phantom shares. In the event that an NEO leaves the Company during the deferral period for reasons other than a change in control, the NEO would be entitled to receive the deferred funds without the Company match or any earnings (including dividend equivalents) on the deferred funds or on the Company match.

The incentive bonus amounts awarded to the NEOs for fiscal years 2025 and 2024 under the STPP are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. As noted above, no incentive bonus amounts were awarded to the NEOs for fiscal year 2023 under the STPP.
Stock Incentive Plans
The Company's Stock Incentive Plans are designed to provide incentives for long-term positive performance of the executive officers by aligning their interests with those of our stockholders by providing the executive officer the opportunity to participate in the appreciation, if any, in the Company's stock price which may occur after the date options are granted. Awards of restricted stock are intended to further align executive officers' interests with stockholders' interests.
Awards of stock options and restricted stock currently are made under our 2012 Equity Incentive Plan, which was approved by stockholders in January 2012. The Stock Benefit Committee administers this plan, determines eligibility and grants awards. Since fiscal year 2017, awards have primarily been made in conjunction with the hiring of an eligible officer and promotions. Also, since fiscal year 2017, new awards have primarily been in the form of restricted stock in order to provide award recipients with a direct and immediate sense of equity ownership. In addition, the 2012 Equity Incentive Plan allows stock awards for exceptional performance. No NEO received an equity incentive award during fiscal year 2025.
As required by the 2012 Equity Incentive Plan, stock options have an exercise price that is equal to the closing price as of the date of the grant. The Stock Benefit Committee does not take material non-public information into account when determining the timing and terms of options and stock awards, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
At the annual meeting, stockholders will be asked to approve our 2026 Omnibus Incentive Plan, which would permit the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. If our 2026 Omnibus Incentive Plan is approved at the annual meeting, then no future awards will be made under our 2012 Equity Incentive Plan. See "Proposal III. Approval of the 2026 Omnibus Incentive Plan."
Role of Management
The Committee makes all decisions regarding the compensation of our executive officers. The Committee has asked the President and CEO to provide, in addition to the comparable market salary data based upon a selected population of comparable financial institutions at both the regional and national levels, reviews of the performance of each NEO except for himself and recommendations for the salaries of each NEO except for himself and any recommendations for stock awards. Management recommends the target, minimum and maximum performance goals for the Company and the related bonus targets under the STPP to be approved by the Committee. In addition, management may from time to time recommend changes to the compensation program in response to changes in the marketplace in which the Company competes for executive talent and in light of the absolute performance level of the Company. The compensation of the CEO is determined by the Committee without prior recommendations from him. The Committee makes all decisions in light of the information provided and the Committee members' experience and expectations for all NEOs.
Stockholder "Say-on-Pay" Vote
Since our annual meeting of stockholders held in February 2011, we have been required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") to include a non-binding, advisory "say-on-pay" vote in our annual meeting proxy statement at least once every three years, and, at least once every six years, a non-binding, advisory vote on the frequency of future say-on-pay votes (commonly referred to as a "say-on-pay frequency vote"), with stockholders having the choice of every year, every two years or every three years. We last had a "say-on-pay frequency vote" at our annual meeting of stockholders held in January 2023, on which stockholders cast the most votes in favor of a frequency of every year for future say-on-pay votes, and will be holding a say-on-pay frequency vote again at our annual meeting of stockholders in 2029. At our annual meeting of stockholders held in January 2025, stockholders approved the compensation of the Company's executives, as disclosed in the Company's proxy statement for that meeting, with approximately 95% of the votes cast in favor.

Perquisites and Other Personal Benefits
For fiscal year 2025, no NEO received any perquisites or other personal benefits in excess of $10,000 in the aggregate.
Retirement and Other Benefits Generally
The Company provides an ESOP and a defined contribution plan to all employees who qualify for participation under each plan. The ESOP provides for the allocation of shares of the Company's common stock annually among all participants based upon each employee's qualifying compensation as a percentage of the total of all qualifying compensation for all participants. Each NEO participates in the ESOP and the defined contribution plan.
The defined contribution plan is a 401(k) plan in which the eligibility and participation requirements, allocation calculations and contribution limits apply to all employees, including NEOs. All employees have the opportunity to direct their investment in the plan. For fiscal year 2025, the Company matched 25% of the employee's contribution, up to the first 3% of eligible compensation contributed by the employee. The Company does not offer any defined benefit plan or post-retirement benefit plan that requires expense to the Company following the termination of employment of any NEO.
The Company provides a life insurance benefit for every employee who works on average more than 20 hours per week. The benefit is 1.0 times the employee's base salary, subject to a cap on the total death benefit of $500,000 in the case of Mr. Dicus, $444,000 in the case of Mr. Townsend, $370,000 in the case of Mr. Jackson, $340,000 in the case of Ms. Haag and $320,000 in the case of Mr. Barry. Benefits for all employees in excess of $50,000 result in taxable income. Each of the NEOs participates in this benefit program.
The Company has purchased a life insurance annuity for the CEO, which includes a $5.0 million death benefit. The salary of the CEO has been grossed up for the cost of the annuity and the income tax associated with the resulting imputed taxable income. The Company has provided this gross up because the Company wished to provide the life insurance annuity benefit to the CEO without him having to bear the associated tax obligation. The gross up for this benefit is not included in the base salary of the CEO but is included in the "All Other Compensation" column of the Summary Compensation Table.
In addition to the life insurance benefits discussed above, the Bank has purchased Bank Owned Life Insurance for eligible employees. Each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee's base salary as of the Board approval date of the purchase if the insured dies while employed by the Bank. All NEOs other than Mr. Barry are covered under Bank Owned Life Insurance purchased by the Bank and have designated beneficiaries. Once the covered NEO's employment with the Bank terminates, the death benefit to the beneficiary of the covered NEO terminates as well.
Change in Control Benefits
The Company has entered into agreements with each of the NEOs to provide a severance payment if their employment is terminated under specified circumstances within six months before or 24 months after a change in control of the Company. See "Change in Control Severance Agreements" and "Payments upon Termination or Change in Control."
The terms of our stock options and restricted stock awards provide for accelerated vesting only in the case of a change in control. See "Payments upon Termination or Change in Control."
Stock Ownership Guidelines
In November 2011, the Company's Board of Directors adopted stock ownership guidelines, effective January 1, 2012, which are applicable to the Company's directors and executive and senior officers. It is the Board's intention to encourage recipients of future equity-based awards, if any, to retain ownership of the shares relating to those awards to further align their interests with the interests of the Company's stockholders. The guidelines provide as follows:
•The CEO shall own five times his salary, directors shall own four times their annual fee, executive vice presidents and senior vice presidents shall own three times their salaries and first vice presidents shall own one times their salary, in each case in shares of the Company's common stock. Each director and officer shall have five years to attain the ownership guidelines.
•Shares owned directly or by immediate family members of the director or officer shall be included in determining the amount of common stock owned for purposes of the guidelines.
•Shares acquired in the ESOP through the reinvestment of dividends shall also be included in determining the amount of common stock owned for purposes of the guidelines.
•If, at the end of five years, a director or an officer does not comply with the ownership guidelines, he or she shall not receive future awards under the Company's stock benefit plans until he or she complies with the guidelines.
Other Tax Considerations
As in effect during fiscal year 2018 and prior taxable years, Section 162(m) of the Internal Revenue Code generally eliminated the deductibility of compensation over $1 million paid to the principal executive officer and certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation.  Stock options automatically constituted qualified performance-based compensation, provided that certain plan content and grant procedure requirements were met.  Effective for fiscal 2019 and future taxable years, H.R. 1, originally known as the "Tax Cut and Jobs Act," amended Section 162(m) to provide that qualified performance-based compensation will be subject to the $1 million deduction limit, subject to grandfathering of amounts payable under certain agreements in effect on November 2, 2017.

Summary Compensation Table
The following table sets forth information concerning the compensation paid to or earned by the named executive officers for fiscal years 2025, 2024 and 2023:

				Non-Equity
				Incentive
				Plan	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Compensation(4)	Total

John B. Dicus, Chairman	2025	$794,770	$—	$412,102	$117,933	$1,324,805
President and Chief Executive	2024	765,539	—	136,233	112,349	1,014,121
Officer	2023	742,939	—	—	119,092	862,031

Kent G. Townsend, Executive	2025	430,924	—	169,093	25,964	625,981
Vice President, Chief	2024	416,231	—	48,940	22,500	487,671
Financial Officer and Treasurer	2023	403,469	—	—	23,396	426,865

Rick C. Jackson, Executive	2025	354,616	—	139,475	21,044	515,135
Vice President and Chief	2024	326,463	—	39,193	18,961	384,617
Lending Officer	2023	296,539	—	—	18,773	315,312

Natalie G. Haag, Executive	2025	324,617	—	127,520	22,734	474,871
Vice President, General Counsel	2024	304,001	—	37,522	20,656	362,179
and Corporate Secretary	2023	282,770	—	—	18,955	301,725

Anthony S. Barry, Executive	2025	304,617	—	118,800	20,132	443,549
Vice President and Chief	2024	283,695	—	35,209	17,985	336,889
Corporate Services Officer(5)
___________________
(1)For fiscal years 2025, 2024 and 2023, includes director fees of $24,000 for Mr. Dicus.
(2)Bonus amounts are reported under the "Non-Equity Incentive Plan Compensation" column.
(3)Represents incentive bonus amounts awarded for performance in fiscal years 2025 and 2024. No bonuses were awarded for fiscal year 2023. The bonus amounts for fiscal years 2025 and 2024 include Capitol Federal Savings' matching contributions under the Company's DIBP to those named executive officers who elected to defer receipt of a portion of their bonus for those fiscal years, as follows:

	2025	2024
John B. Dicus	$50,000	$27,247
Kent G. Townsend	33,819	9,788
Rick C. Jackson	27,895	7,839
Natalie G. Haag	25,504	7,504
Anthony S. Barry	23,760	7,042
The amount deferred, if any, plus the matching contribution on the deferred amount is deemed to be invested in the Company's common stock through the purchase of phantom stock units. There will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period. Receipt of the matching contribution is contingent on the executive officer remaining employed with the Company for a period of three years following the award of the phantom stock units. For additional information regarding this plan, see "Non-Qualified Deferred Compensation" below.
(4)Amounts include matching contributions under Capitol Federal Savings' 401(k) plan, values (based on the closing price of the Company's common stock on the last trading day of the fiscal year) of allocations under the ESOP, term life insurance premiums and earnings (in the form of Company stock price appreciation (depreciation) and dividend equivalents during the fiscal year) accrued by the Company on outstanding phantom stock units awarded under the DIBP. For fiscal year 2025, these include $2,588, $9,631, $3,984 and $16,633 for Mr. Dicus; $2,588, $9,631, $5,424 and $8,321 for Mr. Townsend; $2,588, $9,631, $2,488 and $6,635 for Mr. Jackson; $2,588, $9,631, $4,458 and $6,057 for Ms.

Haag; and $2,588, $9,631, $2,273 and $5,640 for Mr. Barry. For Mr. Dicus, the amount for fiscal year 2025 also includes premium on universal life insurance policy of $66,375 and the amount reimbursed for all or part of the tax liability resulting from the payment of such premium of $18,722.
(5)No compensation information is provided for Mr. Barry for fiscal year 2023 because he was not a named executive officer for that fiscal year.

Grants of Plan-Based Awards

					All Other
					Stock Awards:	Grant Date
					Number of	Fair Value
		Estimated Possible Payouts Under			Shares	of Stock
		Non- Equity Incentive Plan Awards(1)			of Stock	and Option
Name	Grant Date	Threshold	Target	Maximum	or Units	Awards

John B. Dicus	n/a	$91,440	$274,320	$457,200	---	---

Kent G. Townsend	n/a	34,160	102,480	170,800	---	---

Rick C. Jackson	n/a	28,000	84,000	140,000	---	---

Natalie G. Haag	n/a	25,600	76,800	128,000	---	---

Anthony S. Barry	n/a	24,000	72,000	120,000	---	---
____________________
(1)For each named executive officer, represents the threshold (i.e., lowest), target and maximum amounts that were potentially payable for fiscal year 2025 under the Company's STPP. The actual amounts earned under these awards for fiscal year 2025 are reflected in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. For additional information regarding the STPP, see "Compensation Discussion and Analysis—Bonus Incentive Plans."

Change in Control Severance Agreements
As noted under "Compensation Discussion and Analysis," the Company has entered into change in control severance agreements with each of the named executive officers. Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a change in control of the Company, the executive's employment is terminated by the Company without cause, is terminated as a result of the executive's death, disability or retirement or is terminated by the executive for "good reason." The term "good reason" includes a material reassignment of the executive's duties or a significant reduction in the executive's authority or responsibility, in each case without his express written consent, a reduction in the executive's then-current base salary or a failure to provide the executive with substantially the same fringe benefits that were provided to the executive immediately prior to entering into the agreement.
The amount of the severance payment under each change in control severance agreement is 2.99 times the executive's average annual W-2 compensation during the five full calendar years prior to the date of termination of employment. The agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.
For information regarding the amounts that would have been payable to the named executive officers under their change in control severance agreements if their employment had been terminated as of September 30, 2025 under circumstances entitling them to such payments, see "Payments Upon Termination or Change in Control."

Outstanding Equity Awards at September 30, 2025
The following table provides information regarding the unexercised stock options and stock awards held by each of the named executive officers as of September 30, 2025.

	Option Awards			Stock Awards
						Equity		Equity
						Incentive		Incentive
				Number	Market	Plan Awards:		Plan Awards:
	Number of			of Shares	Value of	Number of		Market or
	Securities			or Units	Shares or	Unearned		Payout Value of
	Underlying			of Stock	Units of	Shares, Units		Unearned Shares,
	Unexercised	Option	Option	that	Stock that	or Other Rights		Units or Other
	Options	Exercise	Expiration	Have Not	Have Not	that Have		Rights that Have
Name	Exercisable	Price	Date	Vested	Vested	Not Vested		Not Vested

John B. Dicus	100,116 (1)	$11.91	5/14/2027	—	$—	17,341	(2)	$16,214	(2)
	—	—	—	—	—	13,830	(3)	9,612	(3)
Total	100,116					31,171		$25,826

Kent G. Townsend	—	—	—	—	—	12,439	(2)	$11,631	(2)
	—	—	—	—	—	4,968	(3)	3,453	(3)
Total	—					17,407		$15,084

Rick C. Jackson	—	—	—	—	—	9,147	(2)	$8,553	(2)
	—	—	—	—	—	3,978	(3)	2,765	(3)
Total	—					13,125		$11,318

Natalie G. Haag	—	—	—	—	—	8,727	(2)	$8,160	(2)
	—	—	—	—	—	3,809	(3)	2,647	(3)
Total	—					12,536		$10,807

Anthony S. Barry	—	—	—	—	—	8,080	(2)	$7,555	(2)
	—	—	—	—	—	3,574	(3)	2,484	(3)
Total	—	—	—	—	—	11,654		$10,039
_____________
(1)Represents unexercised option having the following vesting schedule: 25,029 shares on each of January 10, 2013, 2014, 2015 and 2016.
(2)Represents phantom stock award under Company's DIBP as a result of deferring the named executive officer's annual bonus for fiscal year 2022 under the Company's STPP. The number of phantom stock units was determined by the portion of the bonus deferred plus the Company's 50% match thereon, divided by the Company's stock price on December 31, 2022. The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in January 2026, in an amount equal to the appreciation, if any, in the Company's stock price from December 31, 2022 to December 31, 2025, plus the amount of dividend equivalents credited during that period. The payout value shown in the far-right column represents the stock price appreciation from December 31, 2022 through September 30, 2024, plus the amount of dividend equivalents credited during that period. See "Non-Qualified Deferred Compensation" below.
(3)Represents phantom stock award under Company's DIBP as a result of deferring the named executive officer's annual bonus for fiscal year 2024 under the Company's STPP. The number of phantom stock units was determined by the portion of the bonus deferred plus the Company's 50% match thereon, divided by the Company's stock price on December 31, 2024. The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in January 2028, in an amount equal to the appreciation, if any, in the Company's stock price from December 31, 2024 to December 31, 2027, plus the amount of dividend equivalents credited during that period. The payout value shown in the far-right column represents the stock price appreciation from December 31, 2024 through September 30, 2025, plus the amount of dividend equivalents credited during that period. See "Non-Qualified Deferred Compensation" below

Option Exercises and Stock Vested
During the fiscal year ended September 30, 2025, none of the named executive officers exercised stock options or had shares of restricted stock vest.
Non-Qualified Deferred Compensation
The following table sets forth information about compensation payable to each named executive officer under the Company's DIBP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions(4)	at Last FYE

John B. Dicus	$54,493	$27,247	$16,633	$169,859	$257,565
Kent G. Townsend	19,576	9,788	8,321	96,438	152,045
Rick C. Jackson	15,677	7,839	6,337	69,741	113,960
Natalie G. Haag	15,009	7,504	6,057	66,863	108,812
Anthony S. Barry	14,084	7,042	5,640	61,719	101,064
_________
(1)Represents portion of bonus for immediately preceding fiscal year (2024), otherwise payable in last fiscal year (2025), under the STPP deferred by the named executive officer.
(2)Represents match by Capitol Federal Savings on portion of bonus for immediately preceding fiscal year (2024), otherwise payable in last fiscal year (2025), under the STPP deferred by the named executive officer. The match by Capitol Federal Savings was 50% of the amount deferred, which was previously reported as compensation for fiscal year 2024 for the named executive officer. The named executive officer was awarded phantom stock units under the DIBP in an amount equal to the bonus amount deferred plus the match, divided by the closing price of the Company's common stock on December 31, 2024.
(3)Represents stock price appreciation (depreciation) and dividend equivalents on phantom stock units from deferrals (and matches thereon) of STPP bonuses for years prior to fiscal year 2025. This amount is reported as compensation for fiscal year 2025 under the "All Other Compensation" column of the Summary Compensation Table. As noted below, there will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period.
(4)Represents cash payout during fiscal year 2025 of phantom stock units for deferral (and 50% match thereon) of the STPP bonus for fiscal year 2020. The payout was comprised of appreciation in the Company's stock price from December 31, 2021 through December 31, 2024 plus dividend equivalents credited during that period.

Under the DIBP, a participating NEO may defer from $2,000 to as much as 50% (up to a maximum of $100,000) of their award under the STPP, which is typically made in the January following the end of the fiscal year for which the STPP award is earned. The total amount deferred plus a 50% match by Capitol Federal Savings is deemed to be invested, in the form of phantom stock units, in Company common stock as of December 31st in the year prior to the STPP award at the closing price on that date (e.g., December 31, 2024, in the case of the STPP award for fiscal year 2024, which was paid in January 2025). On the third anniversary date (e.g., December 31, 2027, in the case of the award for fiscal year 2024), the phantom stock units are deemed sold and each participant will receive shortly thereafter a cash payment equal to the amount deferred, the company match, the dividend equivalents paid on Company common stock during the three-year period, plus the appreciation, if any, of Company common stock. There will not be any reduction to the amount of the cash payment if the deemed investment in Company common stock has depreciated in value from the beginning of the deemed investment period to the end of such period. The payment of these benefits (except for the amount deferred) is subject to the participant's continued employment by the Bank during the mandatory deferral period and on the distribution date.

Payments upon Termination or Change in Control
As discussed under "Change in Control Severance Agreements," the Company has entered into change in control severance agreements with each of the NEOs. Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a change in control of the Company, the executive's employment is terminated by the Company without cause, is terminated as a result of the executive's death, disability or retirement or is terminated by the executive for "good reason."
The amount of the severance payment under each change in control severance agreement is 2.99 times the executive's average annual W-2 compensation during the five full calendar years prior to the date of termination of employment. If their employment had been terminated as of September 30, 2025 under circumstances entitling them to severance payments under their change in control severance agreements, the amounts of the payments to Messrs. Dicus, Townsend and Jackson, Ms. Haag and Mr. Barry would have been approximately $3.2 million, $1.4 million, $1.0 million, $967 thousand and $924 thousand, respectively. The agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.
Under the general terms of stock options and restricted stock granted under the Company's 2012 Equity Incentive Plan, upon the occurrence of a change in control of the Company, all unvested stock options and unvested shares of restricted stock will vest. As of September 30, 2025, none of the NEOs held unvested stock options or unvested shares of restricted stock.
The Company's STPP provides that if, within two years following a change in control of the Company, a participant's employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in base pay), then the participant will be paid a pro rata award for the performance year in which his or her termination of employment occurs, with the award amount determined assuming all individual and corporate performance targets have been met. Had any of Messrs. Dicus, Townsend or Jackson, Ms. Haag or Mr. Barry experienced such a termination of employment on September 30, 2025, they would have been entitled to the regular bonus earned for the year, rather than a pro rata award with assumed maximum achievement of performance targets, since the performance period for the year actually ended on that date.
The Company's DIBP provides that if, within two years following a change in control of the Company, a participant's employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in base pay), then the participant will become fully vested in his or her plan account, which shall be paid to him or her within 90 days after the termination date. If Messrs. Dicus, Townsend or Jackson, Ms. Haag or Mr. Barry had experienced such a termination of employment on September 30, 2025, the amounts of their DIBP accounts that would have vested and been payable within 90 days would have been $257,565, $152,045, $113,960, $108,812 and $101,064, respectively.
As discussed under "Compensation Discussion and Analysis—Retirement and Other Benefits Generally," the Company provides a life insurance benefit for every employee who works on average more than 20 hours per week equal to 1.0 times the employee's base salary, subject to a cap on the total death benefit of $500,000 in the case of Mr. Dicus, $444,000 in the case of Mr. Townsend, $370,000 in the case of Mr. Jackson, $340,000 in the case of Ms. Haag and $320,000 in the case of Mr. Barry. Each of the NEOs participates in this benefit program. Had Messrs. Dicus, Townsend or Jackson, Ms. Haag or Mr. Barry died on September 30, 2025, the death benefit payable under this program would have been $500,000, $444,000, $370,000, $340,000 and $320,000, respectively.
As also discussed under "Compensation Discussion and Analysis—Retirement and Other Benefits Generally," the Company has purchased a life insurance annuity for Mr. Dicus, which includes a $5.0 million death benefit. Accordingly, had Mr. Dicus died on September 30, 2025, a death benefit would have been payable for him in this amount.
In addition, as discussed under "Compensation Discussion and Analysis—Retirement and Other Benefits Generally," the Bank has purchased Bank Owned Life Insurance. Under the terms of the Bank Owned Life Insurance, each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee's base salary as of the date of Board approval of the purchase if the insured dies while employed by the Bank. All the NEOs other than Mr. Barry are covered under Bank Owned Life Insurance purchased by the Bank and have designated beneficiaries. Had Messrs. Dicus, Townsend or Jackson or Ms. Haag died on September 30, 2025, the death benefit payable under the Bank Owned Life Insurance to their beneficiaries would have been $610,481, $330,000, $235,000 and $215,000, respectively.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The foregoing report is furnished by the Compensation Committee of the Company's Board of Directors:
Michael T. McCoy (Chair)
Michel' Philipp Cole
Morris J. Huey, II
Jeffrey M. Johnson
James G. Morris
Carlton A. Ricketts
Jeffrey R. Thompson
CEO Pay Ratio
For fiscal year 2025, the annual total compensation for our median employee was $45,587 and the annual total compensation for our CEO was $1,324,805. The resulting ratio of our CEO's pay to the pay of our median employee for fiscal year 2025 was 29.1 to 1.
We identified the median employee by examining total W-2, Box 1 compensation for all individuals, excluding our CEO, who were employed by us on September 30, 2025. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We did not adjust employee compensation with respect to total compensation by annualizing the compensation for any full-time or part-time employees that were not employed by us for all of fiscal year 2025. We are using a new median employee for fiscal year 2025 because we had staffing changes during fiscal year 2025 that we believe would result in a significant change in our pay ratio disclosure.
We calculated the median employee's annual total compensation using the same methodology we use for our named executive officers as set forth in the fiscal year 2025 Summary Compensation Table in this proxy statement.
Pay Versus Performance
As required by the Dodd-Frank Act and the SEC's implementing rules, we are providing the following information about the relationship between executive compensation actually paid ("CAP") and certain measures of financial performance. CAP is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For further information concerning the Company's compensation philosophy and how the Company seeks to align executive compensation with its performance, see the "Compensation Discussion and Analysis" section above.

The following table sets forth, for each of the fiscal years ended September 30, 2025, 2024, 2023, 2022 and 2021, the total compensation, as reported in the "Summary Compensation Table" ("SCT"), of our principal executive officer ("PEO") and, on average, of our NEOs other than the PEO (the "Non-PEO NEOs"), as well as the CAP to our PEO and average CAP to the Non-PEO NEOs. The table also provides information on our total stockholder return ("TSR") and the TSR of our selected peer group, our net income, and our basic earnings per share ("EPS"), which represents our company-selected measure per SEC rules.

					Year-end value of $100		Net
			Average SCT	Average CAP	invested on 09/30/20		Income
Fiscal	SCT Total	CAP to	Total for Non-	to Non-PEO	CFFN	Peer	(Loss)
Year	for PEO(1)	PEO(2)	PEO NEOs(1)	NEOs(2)	TSR(3)	TSR(4)	(in millions)(5)	EPS(6)

2025	$1,324,804	$1,324,804	$514,883	$514,883	$96.57	$270.17	$68.0	$0.52
2024	1,014,121	1,014,121	392,839	392,839	83.95	199.63	38.0	0.29
2023	862,031	862,031	367,967	355,507	64.49	135.41	(101.7)	(0.76)
2022	1,284,006	1,284,006	488,523	483,535	103.19	139.78	84.5	0.62
2021	1,187,578	1,187,578	452,315	464,816	133.08	181.94	76.1	0.56
__________
(1)Mr. Dicus served as our PEO for all fiscal years shown.
The Non-PEO NEOs for fiscal years 2025 and 2024 include Messrs. Townsend and Jackson, Ms. Haag and Mr. Barry. The Non-PEO NEOs for fiscal year 2023 include Messrs. Townsend, Jackson, Robert D. Kobbeman and William J. Skrobacz, Jr. The Non-PEO NEOs for fiscal years 2022 and 2021include Messrs. Townsend, Jackson and Kobbeman and Ms. Haag.
The dollar amounts reported are total compensation in the SCT for the PEO and the average for the Non-PEO NEOs for each covered year.
(2)These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the covered year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the covered year, (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years that vested at the end of or during the covered year and (v) the fair value at the end of the prior year of any awards granted in a prior year that failed to meet the applicable vesting conditions (i.e., were forfeited) during the covered year.
(3)Reflects the cumulative TSR of the Company ("CFFN") over the five-year period ended September 30, 2025, based on a theoretical $100 invested on the last day of fiscal year 2020 and valued as of the last trading day of fiscal years 2025, 2024, 2023, 2022, and 2021. These calculated values were obtained from S&P Global Market Intelligence.
(4)Reflects the five-year cumulative TSR of the S&P US BMI Bank Index, calculated in the same manner and using the same source as the CFFN TSR. This is the same peer group used by the Company in the stockholder return performance graph in its Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
(5)Represents our reported net income (loss) reflected in the Company's audited financial statements for each fiscal year indicated.
(6)Represents our reported basic earnings (loss) per share reflected in the Company's audited financial statements for each fiscal year indicated.

Calculation of Compensation Actually Paid (“CAP”)
To calculate the CAP for our PEO and the average CAP for our Non-PEO NEOs in the table above, the following adjustments were made to total compensation as reported in the SCT for each covered fiscal year.

	2025		2024		2023		2022		2021
		Non-		Non-		Non-		Non-		Non-
		PEO		PEO		PEO		PEO		PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs	PEO	NEOs	PEO	NEOs

Total compensation from SCT	$1,324,804	$514,883	$1,014,121	$392,839	$862,031	$367,967	$1,284,006	$488,523	$1,187,578	$452,315
Adjustments for equity awards:
Grant date fair values in the SCT	—	—	—	—	—	(40,147)	—	—	—	—
Year-end fair value of unvested awards granted in	—	—	—	—	—	27,308	—	—	—	—
covered year
Year-over-year difference of year-end fair values of	—	—	—	—	—	—	—	(6,240)	—	8,686
unvested awards granted in prior years
Vest date fair values of awards granted and vested in	—	—	—	—	—	966	—	—	—	—
covered year
Difference in fair values between prior year-end fair	—	—	—	—	—	(587)	—	1,252	—	3,815
values and vest date fair values for awards granted in
prior years that vested at end of or during covered year
Forfeitures during covered year equal to prior year-end	—	—	—	—	—	—	—	—	—	—
fair values of awards granted in prior years
CAP (as calculated)	$1,324,804	$514,883	$1,014,121	$392,839	$862,031	$355,507	$1,284,006	$483,535	$1,187,578	$464,816
Performance Measures
As required by SEC rules, the following have been identified as the three most important financial performance measures used by our Board's Compensation Committee to link CAP to our fiscal year 2025 NEOs to Company performance. The company-selected measure is denoted with an asterisk.
•basic earnings per share*
•efficiency ratio
•return on average equity

Pay Versus Performance Graphs
In accordance with SEC rules, we have prepared the graphs below, which overlay the following performance results with CAP:
•Company TSR versus CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.
•Company net income versus CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.
•Company basic earnings per share CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.
•Company TSR versus peer group TSR for each covered year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Company's compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is currently comprised of Directors Ricketts (Chair), Cole, Huey, Johnson, McCoy, Morris, and Thompson. The Compensation Committee is currently comprised of Directors McCoy (Chair), Cole, Huey, Johnson, Morris, Ricketts and Thompson. Directors Huey and Ricketts are former officers of the Company.
CERTAIN TRANSACTIONS
The charter of the Audit Committee of the Company's Board of Directors provides that the Audit Committee is to review and approve all related party transactions (defined as transactions requiring disclosure under Item 404 of SEC Regulation S-K) on a regular basis.
Capitol Federal Savings has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.
All loans that Capitol Federal Savings makes to directors and executive officers are subject to regulations of the Office of the Comptroller of the Currency restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their related persons totaled approximately $2.4 million at September 30, 2025, which was approximately 0.23% of our consolidated equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2025.
William J. Skrobacz, Jr., the son-in-law of John B. Dicus, is employed as Executive Vice President and Chief Retail Operations Officer of the Company and Capitol Federal Savings. For the fiscal year ended September 30, 2025, Mr. Skrobacz's compensation included salary of $297,693, an incentive bonus of $115,236 (which includes a matching contribution by Capitol Federal Savings under the DIBP of $23,047 on the portion of Mr. Skrobacz's incentive bonus that he elected to defer), matching contributions under Capitol Federal Savings' 401(k) plan of $2,322, an ESOP allocation with a value (based on the closing price of the Company's common stock on September 30, 2025) of $8,641, term life insurance premiums of $518 and dividends of $4,482 on unvested shares of restricted stock.
Trevor Jackson, the son of Rick C. Jackson, is employed as an Assistant Vice President and Commercial Loan Officer of Capitol Federal Savings. For the fiscal year ended September 30, 2025, Trevor Jackson's compensation included salary of $118,393, an incentive bonus of $20,774, matching contributions under Capitol Federal Savings' 401(k) plan of $912, an ESOP allocation with a value (based on the closing price of the Company's common stock on September 30, 2025) of $3,394, term life insurance premiums of $79 and dividends of $408 unvested shares of restricted stock.
Matt McLaughlin, the son-in-law of Anthony S. Barry, is employed as an Assistant Vice President and Commercial Loan Officer of Capitol Federal Savings. For the fiscal year ended September 30, 2025, Mr. McLaughlin's compensation included salary of $111,394, an incentive bonus of $19,320, matching contributions under Capitol Federal Savings' 401(k) plan of $857, an ESOP allocation with a value (based on the closing price of the Company's common stock on September 30, 2025) of $3,257, term life insurance premiums of $68 and dividends of $408 on unvested shares of restricted stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2025 with management. The Audit Committee has discussed with KPMG, the Company's independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.
The Audit Committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and discussed with KPMG their independence.
Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, for filing with the SEC.
The foregoing report is furnished by the Audit Committee of the Company's Board of Directors.
Jeffrey R. Thompson (Chair)
Michel' Philipp Cole
Jeffrey M. Johnson
Morris J. Huey, II
Michael T. McCoy
James G. Morris
Carlton A. Ricketts

PROPOSAL II
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, we are including in this proxy statement and will present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" vote, gives stockholders the opportunity to endorse or not endorse the compensation of the Company's executives as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
This vote will not be binding on the Company's Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board. Nor will it affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Dodd-Frank Act requires that we include a "say-on-pay" vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes (commonly referred to as a "say-on-pay frequency vote"), with stockholders having the choice of every year, every two years or every three years. We last included a say-on-pay frequency vote at our annual meeting of stockholders held in January 2023, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we would include a say-on-pay vote in our annual meeting proxy materials every year until the next required say-on-pay frequency vote is held (in 2029).
The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value. The Board of Directors believes that our compensation programs achieve this objective, and therefore recommends that stockholders vote "FOR" this proposal.

PROPOSAL III
APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
Introduction
On November 25, 2025, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company's 2026 Omnibus Incentive Plan (the "2026 Plan"), subject to approval by the Company's stockholders at the annual meeting. The 2026 Plan will only become effective if it is approved by the Company's stockholders at the annual meeting.
The purpose of the 2026 Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of the Company's stockholders. The 2026 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.
We currently have one active equity-based incentive plan in effect, the Company's 2012 Equity Incentive Plan (the "Existing Plan"), which provides for awards of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, officers and directors (including emeritus directors and advisory directors) of the Company and its subsidiaries. If our stockholders approve the 2026 Plan, no further awards will be made under the Existing Plan, and shares of the Company's common stock reserved to make new awards under that plan will be released; shares of common stock reserved to fund issued and outstanding awards under the Existing Plan will continue to be reserved for those awards. All awards outstanding under the Existing Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2026 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.
Reasons for Seeking Stockholder Approval of the 2026 Plan
We use equity compensation as a key tool for attracting, retaining and motivating the best available talent. Our stockholders previously authorized a total of 8,270,500 shares of common stock for awards under the Existing Plan. As of September 30, 2025, 166,422 shares were subject to outstanding restricted stock awards under the Existing Plan and 231,809 shares were subject to outstanding stock options awarded under the Existing Plan and 5,828,204 shares remained available for future awards under the Existing Plan. We believe approval of the 2026 Plan is critical to ensuring that we have adequate shares available to attract, retain and motivate top talent.
Certain Considerations
Our Board of Directors has approved and is recommending that our stockholders approve the 2026 Plan because it believes the design of the 2026 Plan and the number of shares to be authorized for issuance are consistent with the interests of stockholders and good corporate governance practices. In approving the 2026 Plan, the Board was aware of investor considerations relating to the 2026 Plan, including the following:
Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a fiscal year divided by the weighted average number of shares of common stock outstanding during the year. Our current three-year average burn rate is approximately 0.06%.
Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 1,500,000 shares of common stock reserved for issuance under the 2026 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) our stock price and volatility, (ii) our historic share burn rate and overhang, (iii) the existing terms of our outstanding awards, and (iv) our proposed fungible share rate of 2-for-1 for full value awards (stock-based awards other than stock options and stock appreciation rights) under the 2026 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2026 Plan will last for approximately 10 years.
Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 1,500,000 shares being requested will represent 1.1% of the 131,438,305 shares outstanding as of the record date for the annual meeting. To the extent we grant full value awards, the number of additional shares which will actually be issued will be less, because each share issued under full value awards counts on a 2-for-1 basis against the number of shares authorized for issuance, according to the 2026 Plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2026 Plan, the number of shares available under the 2026 Plan will be reduced by 200 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2026 Plan is reasonable.
Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2026 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under the Existing Plan, coupled with the unissued shares subject to outstanding awards under the Existing Plan, were issued. As of September 30, 2025, the overhang stood at 4.6%, which we calculated by dividing (i) the number of unissued shares underlying outstanding awards under the Existing Plan plus shares available for future awards under the Existing Plan by (ii) the total number of shares of common stock outstanding. Using the same method of calculation, the 1,500,000 shares to be authorized under the 2026 Plan (taking into account that no further grants will be made under the Existing Plan if stockholders approve the 2026 Plan) will result in an overhang of between 0.6% and 1.1%, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.
The following description sets forth the material terms of the 2026 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is attached to this proxy statement as Appendix A.
Corporate Governance Practices
The 2026 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to employees and directors that we believe are consistent with the interests of stockholders, including:
•Limited on Shares Authorized: Based on our current three-year average burn rate, we believe that the shares authorized for issuance under the 2026 Plan would be sufficient to make awards for approximately 10 years following approval of the 2026 Plan by stockholders
•Limit on Shares Issued for Full Value Awards: The 2026 Plan limits the number of shares which may be issued under full value awards (awards other than stock options and stock appreciation rights). Under the 2026 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2-for-1 basis. To the extent a portion of awards are full value awards (for example, time or performance-based restricted stock), the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event all awards granted under the 2026 Plan are full value awards, then the actual number of shares to be issued will be 750,000.
•Annual Limit on Director Awards. The 2026 Plan limits the number of shares of common stock that may be subject to awards to non-employee directors. Not more than 75,000 shares may be covered by awards made to a non-employee director in any one calendar year.
•No Liberal Shares Recycling Provisions: The 2026 Plan expressly provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; and (2) shares withheld by the Company to satisfy tax withholding obligations. Nor does the 2026 Plan permit the recycling of shares repurchased by the Company with proceeds from option exercises. The 2026 Plan also expressly provides that the gross number of stock appreciation rights exercised or settled in stock, and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2026 Plan.

•Minimum Vesting and Restricted Period: Not more than 5% of the shares authorized for issuance under the 2026 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the chief executive officer).

•No Discount Stock Options or Stock Appreciation Rights: The 2026 Plan prohibits the granting of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Company's common stock on the date of grant. Fair market value is the closing price of the Company's common stock on the date of grant.

•No Repricing of Stock Options or Stock Appreciation Rights: The 2026 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without stockholder approval.

•"Double-Trigger" Vesting on Change in Control: Under the 2026 Plan, in the event of a change in control, outstanding awards under the 2026 Plan that are assumed or replaced with replacement awards will not vest automatically (so-called "single-trigger" vesting) but will instead remain outstanding and continue to be governed by their terms, except that full vesting will occur if the participant's employment is involuntarily terminated within two years following a change in control (the occurrence of the "double trigger").

•Protective Provisions: The 2026 Plan authorizes the Committee (as defined below under "-Administration of the 2026 Plan") to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the stockholders. Other protective provisions, such as conditioning an award upon the participant's consent to restrictive covenants, are additional ways through which participants' interests and those of the Company can be aligned.

•No Dividend Equivalents Paid on Unvested or Unearned Restricted Stock Units, Performance Shares, Performance Units, Options or Stock Appreciation Rights: The 2026 Plan prohibits payment of dividends or dividend equivalents on unvested or unearned restricted stock units, performance shares or performance units until those awards are vested or earned. It also prohibits the granting of dividends or dividend equivalents on options or stock appreciation rights. Dividends on restricted stock may be paid to the participant at the same time as dividends are paid to stockholders of the Company.

•Material Amendments to the Plan Require Stockholder Approval: A material amendment to the 2026 Plan will not be effective unless approved by the Company's stockholders.

•Independent Committee Administration: The 2026 Plan is to be administered by a committee of the Company's Board of Directors comprised entirely of independent directors. The Board has designated the Board's Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2026 Plan.

Awards, Shares Authorized and Limitations
The 2026 Plan provides for the grant of the following types of awards to employees and directors (including advisory and emeritus directors) of the Company and its subsidiaries (whom we refer to collectively as “participants”):
•options to purchase shares of the Company's common stock, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (which we refer to as "incentive stock options") or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as "non-qualified stock options") (incentive stock options and non-qualified stock options are together referred to as "stock options" or "options");
•stock appreciation rights;
•restricted stock and restricted stock units; and
•performance shares and performance units.
Subject to adjustment as described under "- Changes in Capitalization," the total number of shares available for awards under the 2026 Plan will be 1,500,000. Shares issued under the 2026 Plan may be either authorized but unissued shares or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2026 Plan. Shares used to pay the exercise price of an option and shares used to satisfy tax withholding obligations will not be available for future awards under the 2026 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise related will be counted against the limit described above, as opposed to only counting the shares issued.
The 2026 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2026 Plan, subject to adjustment as described in "Changes in Capitalization," awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 75,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 75,000 shares; and (3) aggregate grants of performance shares or performance units are subject to an annual limit of 75,000 shares. In addition, the maximum aggregate number of shares that may be covered by awards to any non-employee director in any one calendar year is 75,000 shares. The 2026 Plan provides that up to 750,000 of the shares available for award under the 2026 Plan may be issued as incentive stock options.
Changes in Capitalization
The 2026 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of the Company's common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2026 Plan, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or grant price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted.
Eligibility
Any employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2026 Plan. As of September 30, 2025, there were approximately 678 employees, including 74 part-time employees and seven non-employee directors of the Company and its subsidiaries.
Administration of the 2026 Plan
The 2026 Plan provides that it is to be administered by a committee of two or more members of the Company's Board of Directors, each of whom qualifies as (i) a "Non-Employee Director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) an "Independent Director" under the Listing Rules of the NASDAQ Stock Market. As noted above, the Board has designated the Compensation Committee (which we refer to in this section as the "Committee") as the committee to administer the 2026 Plan.
The Committee generally has full power to:
•determine the size and types of awards;

•determine the terms and conditions of awards in a manner consistent with the 2026 Plan;
•interpret the 2026 Plan and any agreement or instrument entered into under the 2026 Plan;
•establish, amend or waive rules and regulations for the administration of the 2026 Plan;
•amend or otherwise modify the 2026 Plan or the terms and conditions of any outstanding award under the 2026 Plan;
•make all other determinations which are necessary or advisable for the administration of the 2026 Plan; and
•delegate its authority under the 2026 Plan to the extent permitted by law, rule or regulation.
Duration and Modification
The 2026 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2026 Plan on or after the tenth anniversary of its approval by the Company's stockholders (no incentive stock option may be granted more than ten years after the adoption of the 2026 Plan by the Company's Board of Directors on November 25, 2025). The Company's Board of Directors or the Committee generally may, at any time, terminate, amend or modify the 2026 Plan without approval of participants or the Company's stockholders. Stockholder approval must be obtained if it is required by law, rule or regulation. As a result, stockholder approval will generally be required for material amendments to the 2026 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company's Board of Directors, in its discretion, may voluntarily seek stockholder approval if it so desires.
No Repricing Without Stockholder Approval
Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under "- Changes in Capitalization"), except with the approval of the Company's stockholders to the extent required under applicable stock exchange rules.
Stock Options
General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant will be evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement will specify whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of the Company's common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Company's common stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the Company's common stock may not exceed five years.
Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of the Company's common stock that he or she already owns having a total fair market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by any combination of these methods.
Exercising Options After Termination of Employment or Service. The termination of a participant's employment or service as a director affects his or her ability to exercise options granted under the 2026 Plan.
Termination of Service or Employment-General. Unless otherwise set forth in the participant's option agreement or as described below, if a participant's employment or service terminates, any portion of the participant's option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant's option agreement, the exercisable portion of the participant's option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant's option agreement, should the participant die during the shorter of these two periods, the participant's option may be exercised by the participant's designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant's rights under the option by will or the laws of descent and distribution) for one year after the participant's death or until the expiration date of the option, whichever period is shorter.
Termination Due to Death. Unless otherwise set forth in the participant's option agreement, if a participant's employment or service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised by the participant's designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant's rights under the option by will or the laws of descent and distribution) for one year after the participant's death or until the expiration date of the option, whichever period is shorter.
Termination Due to Disability. Unless otherwise set forth in the participant's option agreement, if a participant's employment or service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant's option agreement, should the participant die during the shorter of these two periods, the participant's option may be exercised by the participant's designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant's rights under the options by will or the laws of descent and distribution) for one year after the participant's death or until the expiration date of the option, whichever period is shorter.
Termination Due to Cause. If a participant's employment or service is terminated for cause, all of his or her outstanding options under the 2026 Plan (regardless of vesting status) will immediately be forfeited.
Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant's death, to the participant's designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become a non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant's death, to the participant's designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant's option agreement, by gift to any member of the participant's immediate family or to a trust for the benefit of the participant or one or more of the participant's immediate family members. For these purposes, a participant's "immediate family" means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2026 Plan, a stock option may be exercised during the participant's lifetime only by the participant.
Stock Appreciation Rights
The exercise of a stock appreciation right entitles its holder to receive in cash, shares of the Company's common stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of the Company's common stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.
Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of the Company's common stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.
Restricted Stock and Restricted Stock Units
General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant will be evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals. Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of the Company's common stock, in cash, or a combination of both). In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.
During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares and may be entitled to receive credit for dividends and other distributions paid with respect to those shares. Cash dividends on unvested restricted stock may be paid to the participant at the same time as dividends are paid to stockholders of the Company. If any such dividends or distributions are paid in shares of common stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant's restricted stock unit agreement for the crediting of dividend equivalent units, which will only be paid to the participant when (and to the extent) the award becomes vested or earned.
Termination of Service or Employment. Unless otherwise set forth in the participant's restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant's restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.
Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.
Performance Shares and Performance Units
General. Performance shares and performance stock units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of the Company's common stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.
The Committee will establish a maximum amount of a participant's award, denominated in shares of the Company's common stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.
After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of the Company's common stock or a combination of both. Payment will generally be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.
Termination of Employment or Service. Unless provided otherwise in the participant's agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant's agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant's employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.
Transferability. Except as otherwise provided in the participant's agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the participant's death, to the participant's designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.
Change in Control
Under the 2026 Plan, in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called "single-trigger" vesting) but instead remain outstanding and continue to be governed by their terms. However, if, in connection with or during the two-year period following a change in control, a participant is involuntarily terminated other than for cause (including voluntary resignation for good reason under an applicable plan or agreement), then upon such termination the awards will become fully vested (so-called "double-trigger" vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:
•each option and stock appreciation right then outstanding shall become fully vested and exercisable;
•all restrictions on restricted stock will lapse and all restricted stock units will become fully vested; and
•each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant, with such target number to be prorated based on the elapsed proportion of the applicable performance period up through and including the effective date of the change in control.

Federal Income Tax Consequences
The following discussion is intended for the information of stockholders considering how to vote on the 2026 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance stock units under the 2026 Plan will generally have the following federal income tax consequences:
(1)The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.
(2)If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant's alternative minimum tax.
If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option and two years after the grant of the stock option, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the fair market value of the shares on the date of exercise of the stock option and the exercise price. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.
If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the stock option is exercised and at least two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.
(3)If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.
(4)The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. To the extent the stock appreciation right is settled in shares of Common Stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.
(5)The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend income when such payments are received.
(6)The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of common stock issued to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of common stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.
(7)The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of common stock are delivered in payment of performance shares or shares of common stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of common stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of common stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2026 Plan
No awards have been proposed under the 2026 Plan as of the date of this proxy statement.
Equity Compensation Plan Information
The following table sets forth information as of September 30, 2025 with respect to the Existing Plan (i.e., the Company's 2012 Equity Incentive Plan), which, as of that date, was the only compensation plan of the Company under which shares of the Company's common stock could be issued. As noted above, if the 2026 Plan is approved by stockholders at the annual meeting, no future awards will be made under the Existing Plan.

Equity Compensation Plan Information
Number of Shares
Remaining Available
for Future Issuance
	Number of Shares		Under Equity
	to be issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights	First Column)
Equity compensation plans
approved by stockholders	231,809	$11.98	5,828,204	(1)
Equity compensation plans not
approved by stockholders	N/A	N/A	N/A
	231,809	$11.98	5,828,204
(1) This amount includes 1,362,175 shares available for future grants of restricted stock under the Existing Plan.

Board Recommendation
The Company's Board of Directors unanimously recommends that stockholders vote "FOR" approval of the 2026 Omnibus Incentive Plan.

PROPOSAL IV
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company's Board of Directors has renewed the Company's arrangement for KPMG to be the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026, subject to the ratification of that appointment by the Company's stockholders at the annual meeting. A representative of KPMG is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.
Although not required by the Company's bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate governance, to request that the Company's stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment and may retain KPMG or retain another firm without re-submitting the matter to the stockholders. Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm as the Company's independent registered public accounting firm at any time during the year.
Change in Independent Registered Public Accounting Firm
On January 23, 2024, the Audit Committee, after conducting a request for proposal process, approved the appointment of KPMG as the Company's new independent registered public accounting firm for the fiscal year ending September 30, 2024, and related interim periods, subject to completion of KPMG's standard client acceptance procedures and execution of an engagement letter, both of which subsequently occurred.
In connection with its selection of KPMG, on January 23, 2024, the Audit Committee also approved the dismissal of Deloitte & Touche LLP as the Company's independent registered public accounting firm, effective as of the date of Deloitte & Touche LLP's completion of its services to the Company for the fiscal quarter ended December 31, 2023, which occurred in conjunction with the filing of the Company's Quarterly Report on Form 10-Q for that quarter.
During the Company's fiscal years ended September 30, 2023 and 2022, and the subsequent interim period through January 23, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with Deloitte & Touche LLP's reports on the Company's consolidated financial statements for the fiscal years ended September 30, 2023 and 2022.
During the Company's fiscal years ended September 30, 2023 and 2022, and the subsequent interim period through January 23, 2024, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
Deloitte & Touche LLP's reports on the Company's consolidated financial statements for each of the two fiscal years ended September 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Independent Registered Public Accounting Firm Fees
For the fiscal years ended September 30, 2025, and 2024, KPMG provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:
(a)Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $1,129,869 - 2025; $1,088,629 - 2024.
(b)Audit-Related Fees: $0- 2025; $0 - 2024.
(c)Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $163,174 - 2025; $253,696 - 2024.
(d)All other fees: Aggregate fees billed for all other professional services: $0 - 2025; $0 - 2024.
For the fiscal year ended September 30, 2024, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:
(a)Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $165,000.
(b)Audit-Related Fees: Aggregate fees billed for professional services rendered related to the Company's digital transformation project and agreed-upon procedures engagements: $73,722.
(c)Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $120,186.
(d)All other fees: Aggregate fees billed for all other professional services, consisting of an accounting research tool subscription and transition fees in connection with the change in the Company's independent registered public accounting firm: $37,145.
The Audit Committee generally pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee has, however, delegated authority to the chairperson of the Audit Committee to pre-approve services not pre-approved by the Audit Committee, provided such action is reported to the Audit Committee at its next meeting. None of the services provided by KPMG and Deloitte & Touche LLP described above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC's rules and regulations.
The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
REGARDING THE NEXT ANNUAL MEETING OF STOCKHOLDERS
In order to be eligible for inclusion in the Company's proxy materials for its next annual meeting of stockholders, any stockholder proposal to take action at the meeting must be received at the Company's executive office at 700 S. Kansas Avenue, Topeka, Kansas 66603 no later than August 20, 2026. If, however, the date of the Company's next annual meeting of stockholders is before December 28, 2026 or after February 26, 2027, any such proposal must be received at the Company's executive office a reasonable time before the Company begins to print and send its proxy materials for that meeting to be eligible for inclusion in those proxy materials. All stockholder proposals submitted for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's charter and bylaws.
In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company's proxy materials for its next annual meeting of stockholders, the Company's bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company's proxy materials for the meeting. In order to be eligible for presentation at the Company's next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6(a) of the Company's bylaws must be received by the Secretary of the Company not earlier than the close of business on September 29, 2026 and not later than the close of business on October 29, 2026. If, however, the date of the next annual meeting is before January 7, 2027 or after March 28, 2027, the notice of the stockholder proposal must instead be received by the Company's Secretary not earlier than the close of business on the 120th calendar day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th calendar day before the date of the next annual meeting or the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.
Stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees in connection with the Company's next annual meeting of stockholders must provide notice to the Company that contains the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, no later than November 28, 2026. If, however, the date of the Company's next annual meeting of stockholders is before December 28, 2026 or after February 26, 2027, the notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. This notice is in addition to the notice required under Article I, Section 6(b) of the Company's bylaws for stockholders desiring to submit director nominations, which must contain the information specified in Article I, Section 6(b) and be received by the Secretary of the Company not less than 90 calendar days or more than 120 calendar days prior to the date of the Company's next annual meeting of stockholders. If, however, less than 100 calendar days' notice or public announcement of the date of the next annual meeting is given or made to stockholders, notice pursuant to Article I, Section 6(b) must instead be received by the Company's Secretary by the earlier of the tenth calendar day following the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.
ADDITIONAL INFORMATION
The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telephone or other means, without additional compensation.

APPENDIX A

CAPITOL FEDERAL FINANCIAL, INC.

2026 OMNIBUS INCENTIVE PLAN

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		A-10
8.1	Grant of Restricted Stock and Restricted Stock Units	A-10
8.2	Restricted Stock or Restricted Stock Unit Agreement	A-10
8.3	Non-transferability	A-10
8.4	Other Restrictions	A-10
8.5	Certificate Legend	A-11
8.6	Removal of Restrictions	A-11
8.7	Voting Rights	A-11
8.8	Dividends and Other Distributions	A-11
8.9	Termination of Employment or Service Due to Death or Disability	A-11
8.10	Termination of Employment or Service for Other Reasons	A-11
8.11	Settlement of Restricted Stock Units	A-11
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-12
9.1	Grant of Performance Shares and Performance Units	A-12
9.2	Amount of Award	A-12
9.3	Award Agreement	A-12
9.4	Performance Goals	A-12
9.5	Discretionary Adjustments	A-12
9.6	Payment of Awards	A-12
9.7	Termination of Employment or Service Due to Death or Disability	A-12
9.8	Termination of Employment or Service for Other Reasons	A-12
9.9	Non-transferability	A-13
ARTICLE 10 BENEFICIARY DESIGNATION		A-13
ARTICLE 11 RIGHTS OF EMPLOYEES AND DIRECTORS		A-13
11.1	Employment or Service	A-13
11.2	Participation	A-13
ARTICLE 12 CHANGE IN CONTROL		A-13
12.1	Effect of Change in Control	A-13
12.2	Conditional Vesting	A-13
12.3	Replacement Awards	A-14
12.4	Separation from Service	A-14
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION		A-14
13.1	Amendment, Modification and Termination	A-14
13.2	Awards Previously Granted	A-15
ARTICLE 14 WITHHOLDING		A-15
ARTICLE 15 SUCCESSORS		A-15
ARTICLE 16 REQUIREMENTS OF LAW		A-15
16.1	Requirements of Law	A-15
16.2	Governing Law	A-15
16.3	Regulatory Requirements	A-15
ARTICLE 17 ADDITIONAL PROVISIONS		A-16
17.1	Notices	A-16
17.2	Election to Defer	A-16
17.3	Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations	A-16
17.4	Compliance with Section 409A	A-16

CAPITOL FEDERAL FINANCIAL, INC.
2026 OMNIBUS INCENTIVE PLAN
ARTICLE 1
ESTABLISHMENT, PURPOSE AND DURATION
1.1    Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.
The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on January 27, 2026 or any adjournment or postponement thereof. Prior to the Effective Date, the Company had in effect the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan (the “Prior Plan”). No further awards shall be made under the Prior Plan after the Effective Date, and Shares reserved to make new awards under the Prior Plan shall be released; provided Shares reserved to fund issued and outstanding awards under the Prior Plan shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plan shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plan shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.
1.2    Purpose of the Plan. The purpose of the Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.
1.3    Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
2.1    Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.
(b)    “Bank” means Capitol Federal Savings Bank, a federally chartered savings bank, or any successor thereto.
(c)    “Beneficiary” has the meaning set forth in Article 10 herein.
(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)    “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.
(f)    “Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.
(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.
(h)    “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.
(i)    “Company” means Capitol Federal Financial, Inc., a Maryland corporation, or any successor thereto.
(j)    “Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.
(k)    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
(l)    “Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.
(m)    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.
(o)    “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.
(p)    “Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.
(q)    “Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r)    “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.
(s)    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.
(t)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(u)    “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.
(v)    “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.
(w)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.
(x)    “Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.
(y)    “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.
(z)    “Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.
(aa)    “Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.
(bb)    “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.
(cc)    “Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.
(dd)    “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.
(ee)    “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.
(ff)    “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.
(gg)    “Shares” means shares of the common stock of the Company.
(hh)    “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.

(ii)    “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.
2.2    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
2.3    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE 3
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.
3.2    Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.
3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.
ARTICLE 4
SHARES SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to adjustment as provided in Section 4.4 herein:
(a) The total number of Shares available for issuance under the Plan shall be 1,500,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Full Value Awards will be counted against the Limit on a 2-to-1 basis, subject to adjustment as provided in Section 4.4 herein. To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards. Awards that are not settled in Shares shall not be counted against the Limit.
(b)    Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 750,000.

(c)    All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) under this Plan may provide for a shorter vesting period at the time of grant.
4.2    Maximum Awards. Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:
(a)    The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 75,000 Shares.
(b)    The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 75,000.
(c)    The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 75,000.
(d)    The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 75,000 Shares.
4.3    Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.
4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.
4.5    Dividends and Dividend Equivalents. The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder. Dividends on Restricted Stock may be paid to the participant at the same time as dividends are paid to stockholders of the Company, while dividend equivalents on Restricted Stock Units, Performance Shares and Performance stock Units shall only be paid to the Participant when (and to the extent) the Award becomes vested or earned. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.
ARTICLE 6
STOCK OPTIONS
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after November 25, 2025, which is the date the Plan was adopted by the Company’s Board. Options granted to Directors shall consist only of NQSOs and not ISOs. Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.
6.2    Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted. In the event any holder of more than 10% of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or be exchanged for cash or another Award if the Exercise Price of the exchanged Option is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.
6.4    Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of more than 10% of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.
6.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.
6.6    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.
Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).
As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).
6.7    Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.
6.8    Termination of Employment or Service Due to Death or Disability.
(a)    Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.
(b)    Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.
(c)    Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.
6.9    Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

    If the employment or service of a Participant shall terminate for Cause, all outstanding Options shall immediately be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).
6.10    Additional Requirements with Respect to Incentive Stock Options.
    (a)    Notice of Sale. Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an ISO.
    (b)    Maximum Dollar Value of ISOs Vesting Per Year. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.
6.11    Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer. An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.
The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option. The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A). Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.
7.2    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or be exchanged for cash or another Award if the Grant Price of the exchanged SAR is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.
7.3    SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.
7.4    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.
7.5    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
7.6    Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.
7.7    Termination of Employment or Service Due to Death or Disability.
(a)    Termination by Death. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.
(b)    Termination by Disability. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.
7.8    Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.
If the employment or service of the Participant shall terminate for Cause, all outstanding SARs shall immediately be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.
7.9    Transferability of SARs. A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members. For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11. Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.
ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.
8.3    Non-transferability. Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.
8.4    Other Restrictions. In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
    “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____, 20__. A copy of the Plan and such Restricted Stock agreement may be obtained from the Corporate Secretary of Capitol Federal Financial, Inc.”
8.6    Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.
8.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.
8.8    Dividends and Other Distributions. Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be entitled to receive credit for dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.
8.9    Termination of Employment or Service Due to Death or Disability. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.
8.10    Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.
8.11    Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9
PERFORMANCE SHARES AND PERFORMANCE UNITS
9.1    Grant of Performance Shares and Performance Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.
9.2    Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.
9.3    Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.
9.4    Performance Goals. Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee. Multiple performance goals may be used, and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned and may relate to absolute performance or relative performance measured against other groups, individuals or entities.
9.5    Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.
9.6    Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).
9.7    Termination of Employment or Service Due to Death or Disability. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.
9.8    Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or

Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.
9.9    Non-transferability. Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.
ARTICLE 10
BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.
ARTICLE 11
RIGHTS OF EMPLOYEES AND DIRECTORS
11.1    Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.
11.2    Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
ARTICLE 12
CHANGE IN CONTROL
12.1    Effect of Change in Control. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.
12.2    Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:
(a)    Each SAR and Option then outstanding shall become fully vested and exercisable;
(b)    Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award subject to performance-based vesting conditions, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and
(c)    Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.
12.3    Replacement Awards. An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:
(a)    it has a value at least equal to the value of the Replaced Award;
(b)    it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;
(c)    it meets the requirements of Section 12.4 below; and
(d)    its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).
(e)    Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
12.4    Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.
ARTICLE 13
AMENDMENT, MODIFICATION AND TERMINATION
13.1    Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, by being exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders to the extent required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and, to the extent applicable, in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2    Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.
ARTICLE 14
WITHHOLDING
The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.
ARTICLE 15
SUCCESSORS
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.
ARTICLE 16
REQUIREMENTS OF LAW
16.1    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.2    Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.
16.3    Regulatory Requirements. Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant. The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17
ADDITIONAL PROVISIONS
17.1    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
(a)    If to the Committee:
    Capitol Federal Financial, Inc.
    700 South Kansas Avenue
    Topeka, Kansas 66603
    Attention: Corporate Secretary
(b)    If to a Participant, to such person’s address as shown in the Company’s records.
17.2    Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.
17.3    Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy, code of conduct or general clawback policy applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (claw back) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.
17.4    Compliance with Section 409A. This Plan is intended to comply with and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 REVOCABLE PROXY CAPITOL FEDERAL FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS January 27, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, Inc., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on January 27, 2026, at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 SW Jewell Avenue, Topeka, Kansas, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED HEREIN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, "FOR" THE APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. (Continued and to be signed on the reverse side) 1.1
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF CAPITOL FEDERAL FINANCIAL, INC. January 27, 2026 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 for international callers from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. EST the day before the meeting. MAIL - Complete, sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ------------------ ---------------- 00033330300000000000 9 012726 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at www.astproxyportal.com/ast/16796 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED HEREIN, "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, "FOR" THE APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. I. Election of Directors: (for three-year terms) Michel’ Philipp Cole Jeffrey M. Johnson II. Advisory vote on executive compensation. III. The approval of the Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan. IV. The ratification of the appointment of KPMG LLP as Capitol Federal Financial, Inc.'s independent registered public accounting firm for the fiscal year ending September 30, 2026. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or post- ponement thereof. The undersigned acknowledges receipt from Capitol Federal Financial, Inc., prior to the execution of this Proxy, of Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders for the fiscal year ended September 30, 2025. PLEASE COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE, AS SOON AS POSSIBLE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN x